SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                  -------------------------

                           FORM 8-K

                        CURRENT REPORT


              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


                       November 8, 1999
              (Date of earliest event reported)


                     CINCINNATI BELL INC.
    (Exact name of registrant as specified in its charter)



      Ohio                 1-8519               31-1056105
(State or other          (Commission         (I.R.S. Employer
jurisdiction of             File              Identification
 organization)             Number)                Number)


         201 East Fourth Street
           Cincinnati, Ohio                       45201
(Address of principal executive offices)        (Zip Code)


                        (513) 397-9900
     (Registrant's telephone number, including area code)

Item 5.     Other Events


Pending Transaction

     On July 20, 1999, Cincinnati Bell Inc. and IXC entered into an agreement and plan of merger providing for the merger of Cincinnati Bell and IXC. Pursuant to the Cincinnati Bell/IXC merger agreement, each share of IXC common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 2.0976 shares of CBI common stock, par value $0.01 per share. The merger will be accounted for by the purchase method of accounting. The merger is contingent upon regulatory approval, among other things, and is expected to close sometime during the fourth quarter of 1999.

Financial Statements and Exhibits

     (a)  Financial Statements of IXC

          IXC Communications, Inc. 1998 Annual Consolidated
          Financial Statements and Notes Thereto:

          (i)    Report of Ernst & Young LLP

          (ii)   Reports of Arthur Andersen LLP

          (iii)  Report of Deloitte & Touche LLP

          (iv)   IXC Consolidated Balance Sheets as of
                 December 31, 1998 and 1997

          (v)    IXC Consolidated Statements of Operations for
                 the years ended December 31, 1998, 1997 and
                 1996

          (vi)   IXC Consolidated Statements of Changes in
                 Stockholders' Equity (Deficit) for the years ended December 31, 1998, 1997 and 1996

          (vii)  IXC Consolidated Statements of Cash Flows for
                 the years ended December 31, 1998, 1997 and
                 1996

          (viii)  IXC Notes to Consolidated Financial
                  Statements

          IXC Communications, Inc. March 31, 1999 Quarterly
          Condensed Consolidated Financial Statements and Notes Thereto (unaudited):

          (i)   Unaudited IXC Condensed Consolidated Balance
                Sheets March 31, 1999 and December 31, 1998

          (ii)  Unaudited IXC Condensed Consolidated
                Statements of Operations Three Months Ended
                March 31, 1999 and 1998

          (iii) Unaudited IXC Condensed Consolidated
                Statements of Cash Flows Three Months Ended
                March 31, 1999 and 1998

          (iv)  IXC Notes to Condensed Consolidated Financial
                Statements

          IXC Communications, Inc. June 30, 1999 Quarterly
          Condensed Consolidated Financial Statements and
          Notes Thereto (unaudited):

          (i)   Unaudited IXC Condensed Consolidated Balance
                Sheets June 30, 1999 and December 31, 1998

          (ii)  Unaudited IXC Condensed Consolidated
                Statements of Operations Three and Six Months
                Ended June 30, 1999 and 1998

          (iii) Unaudited IXC Condensed Consolidated
                Statements of Cash Flows Six Months Ended
                June 30, 1999 and 1998

          (iv)  IXC Notes to Condensed Consolidated Financial
                Statements

                           IXC COMMUNICATIONS, INC.
                1998 ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
                              AND NOTES THERETO

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
IXC Communications, Inc.

     We have audited the accompanying consolidated balance sheets of IXC Communications, Inc. and its subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Network Long Distance, Inc., including the subsidiaries Long Distance Telecom, Inc. and National Teleservice, Incorporated (collectively, Network Long Distance) which was combined with the Company on June 3, 1998, in a business combination accounted for as a pooling of interests as described in Note 3 to the consolidated financial statements, which statements reflect total assets constituting 5.5% of the related 1997 consolidated financial statement totals, and which statements reflect net loss constituting ($4.6) million and ($6.8) million of the related 1997 and 1996 consolidated financial statement totals, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Network Long Distance is based solely on the reports of the other auditors. The financial statements of Marca-Tel S.A. de C.V. (Marca-Tel), a corporation in which the Company has an indirect interest, have been audited by other auditors whose reports have been furnished to us; insofar as our opinion on the consolidated financial statements relates to data included for Marca-Tel, it is based solely on their report. In the consolidated financial statements, the Company's equity in the net loss of Marca-Tel is stated at ($15.9) million and ($23.6) million, for 1998 and 1997, respectively.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors for the periods indicated, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IXC Communications, Inc. and its subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Austin, Texas
February 28, 1999 (except for
Note 20, as to which the date is
March 10, 1999)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Network Long Distance, Inc.:

     We have audited the accompanying consolidated balance sheets of Network Long Distance, Inc. (a Delaware Corporation) and subsidiaries as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of National Teleservice, Incorporated, a company acquired during the year ended March 31, 1998 in a transaction accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of Network Long Distance, Inc., and reflect total assets and total revenues of 28.1% and 30.6%, respectively, of the related consolidated totals as of and for the year ended March 31, 1997. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for National Teleservice, Incorporated, is based solely upon the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Network Long Distance, Inc. and subsidiaries as of March 31, 1998, and the results of their operations and their cash flows for the years ended March 31, 1998 and 1997, in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

Jackson, Mississippi
May 18, 1998.

To the Shareholders of Grupo Marca Tel, S.A. de C.V.:

We have audited the accompanying consolidated balance sheets of GRUPO MARCA TEL, S.A. DE C.V. and subsidiaries ("the Company"), stated in U.S. dollars, as of December 31, 1998 and 1997, and the related consolidated statements of income, statements of changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grupo Marca Tel, S.A. de C.V. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in accordance with the accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 9, the Company has incurred significant operating losses during the years ended December 31, 1998 and 1997, current liabilities exceed current assets by $27,858,588 and it has accumulated losses of $42,717,907 at December 31, 1998, representing a reduction of more than two thirds of its capital stock, which may result in a situation of dissolution according to the Mexican General Law of Mercantile Organizations. This action could be requested by an interested party through a judicial order, however Siemens Credit Corporation, the creditor representing approximately 77% of the company's total liabilities has expressed interest in financially supporting the company by renegotiating the debt as is described in Note 5. Additionally, Siemens Credit Corporation participates in the capital stock in the company with neutral shares (Series "L"). Rights of Series "L" shares are described in Note 7. Realization of the carrying amounts of the company's assets and the classification of its liabilities are dependent on the success of future operations.

                                                           /s/ Arthur Andersen

Monterrey, N.L.
February 28, 1999

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
National Teleservice, Incorporated
Winona, Minnesota

     We have audited the accompanying consolidated balance sheets of National Teleservice, Inc. (the Company) as of March 31, 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1997, not separately presented herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of National Teleservice, Inc. at March 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 28, 1997


                            IXC COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS



                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------

Cash and cash equivalents...................................   $  264,826      $ 155,855
Accounts receivable, net of allowance for doubtful accounts
  of $16,664 in 1998 and $13,119 in 1997....................      107,558        112,357
Current portion of notes receivable.........................       63,748            739
Note receivable from Westel.................................        9,421             --
Prepaid expenses and other current assets...................       10,965          4,108
                                                               ----------      ---------
         Total current assets...............................      456,518        273,059
Property and equipment, net.................................      983,676        613,874
Non-current marketable securities...........................      219,880             --
Investment in unconsolidated subsidiaries...................        9,505         17,497
Deferred charges and other non-current assets...............       78,658         64,442
                                                               ----------      ---------
         Total assets.......................................   $1,748,237      $ 968,872
                                                               ==========      =========
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
DEFICIT
Current portion of long-term debt...........................   $   13,984      $  12,294
Accounts payable-trade......................................       33,558         86,651
Accrued cost of service.....................................       43,177         56,994
Taxes payable...............................................       23,758          9,426
Accrued interest............................................        8,768          8,911
Customer deposits...........................................       18,595         13,006
Current portion of unearned revenue.........................       33,640          6,310
Other current liabilities...................................       21,186         12,084
                                                               ----------      ---------
         Total current liabilities..........................      196,666        205,676
Long-term debt, less current portion........................      679,016        308,453
Unearned revenue -- noncurrent..............................      488,395         59,627
Other noncurrent liabilities................................        8,848         10,419
7 1/4% Convertible Preferred Stock with an aggregate
  liquidation preference of $.01 par value; authorized --
  3,000,000 shares of all classes of Preferred Stock;
  1,074,500 shares issued and outstanding (aggregate
  liquidation preference of $107,450) at December 31,
  1998......................................................      103,623        101,239
12 1/2% Exchangeable Preferred Stock; $.01 par value;
  authorized -- 3,000,000 shares of all classes of Preferred
  Stock; 349,434 shares issued and outstanding (aggregate
  liquidation preference of $354,894, including accrued
  dividends of $5,460) at December 31, 1998.................      344,235        302,129
Stockholders' equity (deficit):
  10% Junior Series 3 Cumulative Preferred Stock, $.01 par
    value; authorized -- 3,000,000 shares of all classes of
    Preferred Stock; no shares issued and outstanding at
    December 31, 1998 and 414 shares issued and outstanding
    at December 31, 1997 (aggregate liquidation preference
    of $692 at December 31, 1997)...........................           --              1
  6 3/4% Cumulative Convertible Preferred Stock, $.01 par
    value; authorized -- 3,000,000 shares of all classes of
    Preferred Stock; 155,250 shares issued and outstanding
    at December 31, 1998 and no shares issued and
    outstanding at December 31, 1997 (aggregate liquidation
    preference of $155,250 at December 31, 1998)............            2             --
  Common Stock, $.01 par value; authorized-- 100,000,000
    shares; 36,409,709 shares and 35,575,325 shares issued
    and outstanding at December 31,1998 and December 31,
    1997....................................................          364            356
  Additional paid-in capital................................      253,429        143,355
  Accumulated deficit.......................................     (326,341)      (162,383)
                                                               ----------      ---------
         Total stockholders' deficit........................      (72,546)       (18,671)
                                                               ----------      ---------
         Total liabilities, redeemable preferred stock and
           stockholders' deficit............................   $1,748,237      $ 968,872
                                                               ==========      =========


                            See accompanying notes.
                                       8


                            IXC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                             1998         1997         1996
                                                           ---------    ---------    --------

Net operating revenue:
(Net of service credits and bad debt provisions of
  $55,113, $20,782, and $6,311, respectively)
  Private line service...................................  $ 225,358    $ 161,570    $ 99,793
  Long distance switched services........................    414,405      359,288     182,174
  Data and Internet services.............................      9,029          759          --
  Other..................................................     19,776           --          --
                                                           ---------    ---------    --------
                                                             668,568      521,617     281,967
Operating expenses:
  Cost of services.......................................    433,300      395,667     194,881
  Operations and administration..........................    144,536      102,760      71,103
  Depreciation and amortization..........................    113,586       69,139      35,927
  Merger costs...........................................      7,955        3,591          --
                                                           ---------    ---------    --------
     Operating loss......................................    (30,809)     (49,540)    (19,944)
Interest income..........................................     14,339        7,565       2,838
Interest income on escrow under 12 1/2% Senior Notes.....         --          203       7,404
Interest expense.........................................    (31,683)     (31,702)    (37,636)
Equity (loss) from unconsolidated subsidiaries...........    (32,986)     (23,800)     (1,961)
Other, net...............................................        226           29        (200)
                                                           ---------    ---------    --------
Loss before (provision) benefit for income taxes,
  minority interest and extraordinary loss...............    (80,913)     (97,245)    (49,499)
(Provision) benefit for income taxes.....................    (13,925)      (1,359)      5,880
Minority interest........................................       (666)        (560)       (618)
                                                           ---------    ---------    --------
Loss before extraordinary loss...........................    (95,504)     (99,164)    (44,237)
Extraordinary loss on early extinguishment of debt, net
  of benefit for income tax of $6,265....................    (66,952)          --          --
                                                           ---------    ---------    --------
Net loss.................................................   (162,456)     (99,164)    (44,237)
Dividends applicable to preferred stock..................    (58,239)     (21,636)     (1,739)
                                                           ---------    ---------    --------
Net loss applicable to common stockholders...............  $(220,695)   $(120,800)   $(45,976)
                                                           =========    =========    ========
Basic and diluted loss per share:
  Before extraordinary loss..............................  $   (4.28)   $   (3.47)   $  (1.52)
  Extraordinary loss.....................................      (1.87)          --          --
                                                           ---------    ---------    --------
  Net loss...............................................  $   (6.15)   $   (3.47)   $  (1.52)
                                                           =========    =========    ========
Weighted average shares outstanding......................     35,868       34,777      30,277
                                                           =========    =========    ========


                            See accompanying notes.
                                       9


                                                     IXC COMMUNICATIONS, INC.

                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                 (DOLLARS AND SHARES IN THOUSANDS)


                                       10%         6 3/4% CUMULATIVE
                                 JUNIOR SERIES 3      CONVERTIBLE
                                 PREFERRED STOCK    PREFERRED STOCK     COMMON STOCK     ADDITIONAL                 STOCKHOLDERS'
                                 ---------------   -----------------   ---------------    PAID-IN     ACCUMULATED      EQUITY
                                 SHARES   AMOUNT   SHARES    AMOUNT    SHARES   AMOUNT    CAPITAL       DEFICIT       (DEFICIT)
                                 ------   ------   -------   -------   ------   ------   ----------   -----------   -------------

BALANCE AT DECEMBER 31, 1995...    13      $ 13       --      $--      27,284    $273     $ 42,300     $ (19,105)     $  23,481
Issuance of common stock.......    --        --       --       --       6,533      65       95,849            --         95,914
Change in fiscal year of merged
  entities.....................    --        --       --       --          --      --           --           123            123
Net loss.......................    --        --       --       --          --      --           --       (44,237)       (44,237)
                                 ----      ----     ----     ----      ------    ----     --------     ---------      ---------
BALANCE AT DECEMBER 31, 1996...    13        13       --       --      33,817     338      138,149       (63,219)        75,281
Issuance of common stock.......    --        --       --       --       1,187      12       23,440            --         23,452
Stock option exercises.........    --        --       --       --          63       1        1,967            --          1,968
Preferred dividends paid in
  kind and accrued.............    --        --       --       --          --      --      (20,047)           --        (20,047)
Conversion of Series 3
  Preferred Stock..............   (12)      (12)      --       --         605       6            5            --             (1)
Other..........................    --        --       --       --         (97)     (1)        (159)           --           (160)
Net loss.......................    --        --       --       --          --      --           --       (99,164)       (99,164)
                                 ----      ----     ----     ----      ------    ----     --------     ---------      ---------
BALANCE AT DECEMBER 31, 1997...     1         1       --       --      35,575     356      143,355      (162,383)       (18,671)
Effect of pooling of
  interests....................    --        --       --       --          --      --           --        (1,502)        (1,502)
Redemption of Series 3
  Preferred Stock..............    (1)       (1)      --       --          --      --         (708)           --           (709)
Issuance of common stock for
  acquisitions.................    --        --       --       --         265       3       14,520            --         14,523
Stock option exercises.........    --        --       --       --         594       5        6,440            --          6,445
Issuance of preferred stock....    --        --      155        2          --      --      148,061            --        148,063
Preferred dividends paid in
  kind and accrued.............    --        --       --       --          --      --      (58,239)           --        (58,239)
Net loss.......................    --        --       --       --          --      --           --      (162,456)      (162,456)
                                 ----      ----     ----     ----      ------    ----     --------     ---------      ---------
BALANCE AT DECEMBER 31, 1998...    --      $ --      155       $2      36,434    $364     $253,429     $(326,341)     $ (72,546)
                                 ====      ====     ====     ====      ======    ====     ========     =========      =========


                            See accompanying notes.
                                      10


                            IXC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1997        1996
                                                              ---------   ---------   ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(162,456)  $ (99,164)  $ (44,237)
Adjustments to reconcile net loss to cash provided by (used
  in) operating activities:
  Depreciation..............................................     92,822      51,929      24,509
  Amortization..............................................     21,945      18,912      12,703
  Provision for doubtful accounts and service credits.......     55,113      20,782       6,311
  Non-cash merger-related costs.............................      1,603          --          --
  Equity in net loss of unconsolidated subsidiaries.........     32,986      23,800       1,961
  Minority interest in net (income) loss of subsidiaries....        666         560         618
  Compensation expense on stock options and phantom stock...        143       1,447         254
  Extraordinary loss on early extinguishment of debt........     69,952          --          --
  Changes in operating assets and liabilities, net of
  effects of acquisitions:
    Accounts receivable.....................................    (56,393)    (70,498)    (45,958)
    Notes receivable from customers and IRU sales...........     50,770          --          --
    Other current assets....................................     (5,536)        879         660
    Accounts payable -- trade...............................    (24,804)     26,242      19,971
    Accrued liabilities and accrued service costs...........      2,533      15,903       4,436
    Deferred income taxes...................................         --        (457)     (6,135)
    Deferred charges and other non-current assets...........     (5,910)    (30,513)     (3,774)
    Unearned revenue........................................    131,143      60,092          --
    Other non-current liabilities...........................     (2,237)      1,872       5,752
                                                              ---------   ---------   ---------
      Net cash provided by (used in) operating activities...    202,340      21,786     (22,929)
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Release of funds from escrow under 12 1/2% Senior Notes.....         --      69,564     154,244
Deposit into escrow under 12 1/2% Senior Notes..............         --     (18,152)     (7,404)
Purchase of property and equipment..........................   (476,382)   (315,853)   (136,976)
Acquisitions, net of cash acquired and common stock
  issued....................................................    (22,698)     (2,502)     (3,777)
Payments received from notes receivable.....................      5,461          --          --
Proceeds from sale of property and equipment................      2,224          --          --
Investments in unconsolidated subsidiaries..................    (31,510)    (35,497)     (7,319)
                                                              ---------   ---------   ---------
      Net cash used in investing activities.................   (522,905)   (302,440)     (1,232)
                                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt..............................    678,000          --       3,250
Net proceeds from sale of preferred stock...................    148,063     383,321          --
Principal payments on long-term debt and capital lease
  obligations...............................................   (367,788)    (11,499)    (16,679)
Payment of debt issue costs.................................    (18,063)         --      (1,301)
Redemption of preferred stock...............................       (709)         --          --
Payment of dividends........................................    (13,732)         --          --
Issuance of common stock....................................      5,267         173      94,069
Other financing activities..................................         --         424          --
                                                              ---------   ---------   ---------
      Net cash provided by financing activities.............    431,038     372,419      79,339
                                                              ---------   ---------   ---------
Effect of change in year-end from merged entities...........     (1,502)         --         537
                                                              ---------   ---------   ---------
Net increase in cash and cash equivalents...................    108,971      91,765      55,715
Cash and cash equivalents at beginning of year..............    155,855      64,090       8,375
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of year....................  $ 264,826   $ 155,855   $  64,090
                                                              =========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
  Income taxes..............................................  $   3,739   $     516   $     706
                                                              =========   =========   =========
  Interest, net of amounts capitalized......................  $  31,052   $  30,638   $  38,082
                                                              =========   =========   =========


                            See accompanying notes.
                                      11

                            IXC COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

 1. ORGANIZATION AND OPERATIONS

     Our company, IXC Communications, Inc. and its subsidiaries, is a provider of telecommunications services based in Austin, Texas. We are a leading provider of telecommunications transmission, data, Internet, and switched long distance services with a coast-to-coast digital fiber-optic network containing over 9,300 digital route miles, with additions to this network continuing to be constructed. We provide three principal products through both wholesale and retail distribution channels. We lease dedicated circuits to other companies for the transmission of voice and data ("private lines"). We transmit long distance traffic that is processed through our switches ("switched long distance services"). Finally, we are an Internet services and backbone provider that provides web hosting and other Internet services, frame relay and ATM-based switched data services ("Data/Internet").

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     We are a Delaware corporation that incorporated in 1992. The accompanying consolidated financial statements include the accounts of IXC and our wholly-owned and majority-owned subsidiaries. Less-than-majority-owned subsidiaries, and subsidiaries for which control is deemed to be temporary, are accounted for using the equity method. For equity method investments, the Company's share of income is calculated according to the Company's equity ownership. Any differences between the carrying amount of an investment and the amount of the underlying equity in the net assets of the investee are amortized over the expected life of the investment. Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Investments over which we do not exercise significant influence over financial or operating policies are reported using the cost method.

     On June 3, 1998, the Company acquired Eclipse Telecommunications, Inc. ("Eclipse", formerly named Network Long Distance, Inc.) in a transaction accounted for as a pooling of interests. All prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Eclipse as though it had always been a part of IXC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during each reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market funds and all investments with an initial maturity of three months or less. All cash equivalents are recorded at cost and classified as available for sale.

  Property and Equipment

     Property and equipment, including items acquired under capital lease arrangements, are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the various assets, ranging from three to twenty years. Depreciation begins the month after an asset is placed in service. Purchases of fiber usage rights from other carriers are recorded at cost and are depreciated over the lesser of the term of the related agreement or the estimated life of the fiber optic cable. Maintenance and repairs are charged to operations as incurred. Costs associated with uncompleted portions of the fiber optic network are

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

classified as construction in progress. Upon completion, the costs will be classified as transmission systems and depreciated over their useful lives.

     Interest is capitalized as part of the cost of constructing the fiber optic network and for amounts invested in companies or joint ventures accounted for using the equity method during pre-operating periods. Interest capitalized during construction periods is computed by determining the average accumulated expenditures for each interim capitalization period and applying an average effective interest rate. Total interest capitalized during the years ended December 31, 1998, 1997, and 1996 was $16.2 million, $7.3 million, and $2.9 million, respectively.

     We review long-lived assets for impairment by comparing the undiscounted cash flows estimated to be generated by those assets with the related carrying amount of the assets. Upon an indication of an impairment, a loss is recorded if the discounted cash flows projected for the assets is less than the assets' carrying value.

     The Company's property and equipment consisted of the following as of December 31, 1998 and 1997 (in thousands):

                                                         1998         1997
                                                      ----------    ---------

Land and rights of way..............................  $    3,997    $   4,201
Buildings and improvements..........................      38,966       22,006
Transmission systems................................     905,747      446,255
Furniture, vehicles and other.......................      12,211       10,348
Fiber usage rights..................................      98,882       34,991
Construction in process.............................     133,852      216,481
                                                      ----------    ---------
                                                       1,193,655      734,282
Less: Accumulated depreciation and amortization.....    (209,979)    (120,408)
                                                      ----------    ---------
      Property and equipment, net...................  $  983,676    $ 613,874
                                                      ==========    =========

  Deferred Charges and Other Non-current Assets

     Deferred charges consist of deferred financing costs, deferred network costs, deferred customer acquisition costs, and goodwill. Deferred financing costs are costs incurred in connection with obtaining long-term financing; such costs are amortized as interest expense over the terms of the related debt agreements. Certain costs incurred with the connection of customers to the switched long distance network and the acquisition costs of retail customer accounts obtained through an outside sales organization were deferred and are amortized on a straight-line basis over two years. Goodwill associated with acquisitions is amortized over the life of that intangible. As of December 31, 1998, all goodwill is being amortized over 5 years. During 1997 and 1996, non-cash charges were recorded to reduce the carrying amount of certain customer acquisition costs and goodwill; such write-downs amounted to approximately $4.0 million in 1997 and $6.3 million in 1996 and are included in amortization expense. Accumulated amortization on all intangible assets amounted to $37.7 million and $13.8 million at December 31, 1998 and 1997, respectively.

  Revenue

     Private line voice and data circuit revenue is generated primarily by providing capacity on the fiber optic and microwave transmission networks at rates established under long-term contractual arrangements or on a month-to-month basis after contract expiration. Revenue is recognized as services are provided.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

     Switched long-distance service revenue is generated primarily by providing voice communication services. Revenue is generally based on usage and recognized as services are provided. Customers are billed monthly after services are rendered.

     Data/Internet revenue is generated by providing a number of services, including Internet service, web hosting and consulting. Revenue is recognized as services are provided. Customers are billed monthly, generally after the service is provided.

     Sales of indefeasible rights to use fiber or capacity ("IRU") are recorded as unearned revenue at the earlier of the acceptance of the applicable portion of the network by the customer or the receipt of cash. The revenue is recognized over the life of the agreement as services are provided beginning on the date of customer acceptance. IRU revenue and related maintenance revenue is included in private line revenue in the accompanying statement of operations. During 1998 revenue related to the sale of options in fibers that were jointly owned with another carrier was reported as other operating revenue, net of our basis in the options.

  Fiber Exchange Agreements

     In connection with the fiber optic network expansion, we entered into various agreements to exchange fiber usage rights. Non-monetary exchanges of fiber usage are recorded at the cost of the asset transferred or, if applicable, the fair value of the asset received. We account for agreements to exchange fiber for capacity with other carriers by recognizing the fair value of the revenue earned and expense incurred under the respective agreements. Exchange agreements accounted for non-cash revenue and expense (in equal amounts) of $19.1 million in 1998, $14.0 million in 1997, and $14.0 million in 1996.

  Income Taxes

     Deferred income taxes are provided for net operating losses and for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting. Investment tax credits are accounted for by the flow-through method.

  Stock-Based Compensation

     We account for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Under APB 25 compensation expense is recognized when the exercise price of employee stock options is less than the market price of the underlying stock on the date of grant.

  Basic and Diluted Loss Per Share

     Basic earnings per share is calculated using the weighted average number of common shares outstanding, excluding any dilutive effects of options, warrants and convertible securities. Diluted earnings per share includes the weighted average number of common shares outstanding and the number of common equivalent shares which would be issued related to options and convertible securities using the treasury method, unless such additional shares are anti-dilutive.

  Reclassifications

     We reclassified certain amounts for prior years to conform to the current year presentation.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

 3. ACQUISITIONS

  Eclipse Merger

     On June 3, 1998, we completed the acquisition of Eclipse through a merger of a subsidiary with Eclipse, by exchanging approximately 4,051,970 shares of our common stock for all of the outstanding common stock of Eclipse. Each share of Eclipse common stock was exchanged for .2998 shares of our common stock. In addition, outstanding Eclipse stock options were converted at the same exchange factor into options to purchase shares of our common stock.

     The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial statements have been restated to show our results of operations, financial position and cash flows combined with Eclipse. Prior to the merger, Eclipse utilized a March 31 fiscal year end. For purposes of the combined results of operations for the years ended December 31, 1997 and 1996, the amounts include Eclipse's historical results of operations for the years ended March 31, 1998 and 1997, respectively. In order to report cash flow for 1998, a $1.5 million adjustment is included in the 1998 statements of stockholders' equity (deficit) and cash flows, representing Eclipse's first quarter 1998 net income, which is in both the beginning retained earnings balance and the fiscal 1998 net income amount. We had no transactions with Eclipse prior to the merger; however, certain reclassifications, primarily related to the presentation of certain excise taxes and bad debt provisions, were made to conform Eclipse's accounting policies to our accounting policies. The results of operations for the separate companies and the combined amounts presented in the restated consolidated financial statements follow (in thousands):


                                 ECLIPSE      IXC      ADJUSTMENTS   COMBINED
                                 --------   --------   -----------   --------

1997
Operating revenue..............  $105,823   $420,710     $(4,916)    $521,617
Operating expenses.............   110,204    465,945      (4,992)     571,157
Net income (loss)..............    (4,609)   (94,555)         --      (99,164)
1996
Operating revenue..............  $ 86,005   $203,761     $(7,799)    $281,967
Operating expenses.............    91,933    217,777      (7,799)     301,911
Net income (loss)..............    (6,789)   (37,448)         --      (44,237)


     A reconciliation of the Company's historical loss per share to the loss per share as restated due to the Eclipse merger is as follows:


                                                               1997     1996
                                                              ------   ------

Loss per share, as previously reported......................  $(3.75)  $(1.42)
Effect of Eclipse's income (loss)...........................   (0.15)   (0.25)
Effect of change in weighted average shares
  Outstanding...............................................    0.43     0.15
                                                              ------   ------
          Restated basic and diluted loss per share.........  $(3.47)  $(1.52)
                                                              ======   ======

     The effect of change in the weighted average shares outstanding represents the addition of shares issued to Eclipse's former shareholders in order to complete the merger. The effect of Eclipse's income (loss) represents the impact of adding Eclipse's net income or loss to our historical results.

     We recorded in 1998 a charge of $8.0 million for merger related costs, including professional services associated with the merger, termination costs associated with duplicate functions, costs of exiting excess office space, and the write-off of duplicate equipment and software.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

  Other Acquisitions

     Prior to the merger with Eclipse, both we and Eclipse had entered into several business combinations and customer base acquisitions. Certain of those combinations were accounted for using the pooling of interests method, and the results of operations of those acquired businesses are included herein for all periods presented. The results of operations of other businesses acquired through purchase transactions are included herein for only the periods subsequent to their respective purchase. No pro forma financial information for any of the business combinations has been presented in these consolidated financial statements as the revenue, results of operations, and assets of the previously acquired businesses are not material.

     The acquisitions recorded as purchases were paid for with cash or common stock. The consideration paid and assets acquired during the years ended December 31, 1998, 1997, and 1996 are as follows (in thousands):


                                                1998        1997       1996
                                              --------    --------    -------

Fair value of tangible assets acquired......  $ 10,822    $    (85)   $   776
Liabilities assumed.........................    (3,362)         --         --
Excess of cost over net assets acquired.....    29,761      26,039      4,863
Value of common stock issued................   (14,523)    (23,452)    (1,862)
                                              --------    --------    -------
          Cash paid for acquisitions........  $ 22,698    $  2,502    $ 3,777
                                              ========    ========    =======


  Pending Coastal Acquisition

     In January 1999 we entered into an agreement to purchase Coastal Telephone Company for approximately $100 million, of which $25 million is anticipated to be paid in stock. Coastal is a retail long distance reseller. Closing is expected to occur in the second quarter of 1999 and is subject to certain terms and conditions.

 4. NOTES RECEIVABLE

     We sold an IRU to a customer in 1996. The customer elected to pay for the IRU with a series of notes. Notes amounting to $94.1 million were agreed to by the customer in 1998, of which $45.0 million was received in 1998. The remaining balance due at December 31, 1998, was $49.1 million, of which $48.0 million is classified as current. The notes bear interest at 12% and are payable in 6 quarterly installments beginning on the date the applicable portion of the IRU was accepted. In March 1999, the customer repaid the total amount of the note.

     We sold a $14.1 million capacity IRU to a customer in 1998. The customer agreed to pay for the IRU with $3.0 million in cash and an $11.1 million note. We received $1.0 million in payments on the note in 1998. The remaining $10.1 million of the note is due in 1999 and is classified as a current note receivable.

     We accepted a $14.9 million note receivable from Westel, a partner in the Marca-Tel investment, to repay us for certain contributions previously made to Progress International, LLC, which holds the investment in Marca-Tel. The note is secured by Westel's interest in Progress. The note bears interest at 12%, and $9.4 million is outstanding and classified as current at December 31, 1998.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

 5. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

     Investments in and advances to unconsolidated subsidiaries accounted for using the equity method are as follows at December 31, 1998 and 1997 (in thousands):


                                                       BALANCE OF INVESTMENTS
                                                            AND ADVANCES
                                          OWNERSHIP    -----------------------
                                          INTEREST        1998         1997
                                          ---------    ----------    ---------

Marca-Tel S.A. de C.V....................   24.5%       $(11,827)     $11,638
Applied Theory, Inc......................     34%         10,727           --
Unidial Communications, Services, LLC....     20%          7,931           --
Storm Telecommunications Ltd.............     40%          2,674        5,859
                                                        --------      -------
          Total..........................               $  9,505      $17,497
                                                        ========      =======


     The combined results of operations and financial position from all the investees accounted for using the equity method during 1998 as well as the Company's share of their income (loss) are summarized below (in thousands):


                                                 1998        1997       1996
                                               --------    --------    -------

COMBINED RESULTS OF OPERATIONS:
Net revenue..................................  $ 51,162    $  5,786    $    --
Gross profit (loss)..........................     7,071      (4,556)    (3,110)
Net loss.....................................   (37,378)    (23,395)    (3,120)
IXC's share of losses from equity-method
  investees..................................  $(23,477)   $(23,800)   $(1,961)
IXC's share of loss from PSINet investment...    (9,509)         --         --
                                               --------    --------    -------
Losses from equity-method investments........  $(32,986)   $(23,800)   $(1,961)
                                               ========    ========    =======
COMBINED BALANCE SHEET DATA:
Current assets...............................  $ 49,275    $ 10,123
Non-current assets...........................    97,989      80,351
Current liabilities..........................    60,455      18,431
Non-current liabilities......................    78,454      51,831


  Marca-Tel

     At December 31, 1998, we indirectly owned 24.5% of Marca-Tel S.A. de C.V. ("Marca-Tel") through our ownership of 50% of Progress, which owned 49% of Marca-Tel. The remaining 51% of Marca-Tel was owned by a Mexican individual and Formento Radio Beep, S.A. de C.V. ("Radio Beep"). The other 50% of Progress was owned by Westel International, Inc. ("Westel"). In June 1998 we obtained a note receivable from Westel for $14.9 million of advances that we had made to Progress International on Westel's behalf. The note receivable from Westel is secured by a portion of Westel's investment in Progress. During the fourth quarter of 1998 we ceased recognition of additional losses from Marca-Tel since our investment in Marca-Tel, net of the note receivable from Westel, was reduced to a negative amount. See Note 20 for discussion of matters related to the Westel note in March 1999.

  Applied Theory, Inc.

     In May 1998 we purchased a 34% interest in Applied Theory Communications, Inc., a New York-based Internet Service Provider. Applied Theory, Inc. was formed in 1996 to provide high quality Internet services

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

for the New York state research and education community. During 1998 we invested almost $13 million in Applied Theory, Inc.

  UniDial Communications Services, LLC

     In December 1997 we formed a joint venture with UniDial Communications to sell UniDial products over our network. The joint venture is named UniDial Communications Services, LLC. We provide the joint venture with a full range of voice, video, Internet, and data services which are private labeled under the UniDial Communications name. The products are marketed through a full-time national sales force of UniDial Communications network consultants.

  Storm Telecommunications Ltd.

     In October 1997, Storm Telecommunications, Ltd. was formed. Storm is a joint venture with Telenor AS, the Norwegian national telephone company, to provide telecommunication services to carriers and resellers in Europe. The joint venture is owned 40 percent by us, 40 percent by Telenor Global Services AS, and 20 percent by Clarion Resources Communications Corporation, a U.S.-based telecommunications company in which Telenor owns a controlling interest. We have two out of five seats on the joint venture's board.

 6. MARKETABLE SECURITIES

  Investment in PSINet Common Stock

     In February 1998 we entered into an agreement to provide PSINet an IRU in 10,000 miles of OC-48 transmission capacity on our network over a 20-year period in exchange for approximately 10.2 million shares of PSINet's common stock. The agreement provided that PSINet would pay us additional cash or common stock if the market value of the 10.2 million shares did not reach $240 million within a specified time. In January 1999 the value of PSINet's common stock exceeded the $240 million valuation threshold, thereby eliminating any obligation of PSINet to make any additional payments. The market value of the
10.2 million shares at March 30, 1999 was $448.2 million. These shares may be sold by us or pledged as collateral against indebtedness. The amount of fair value which exceeds the $240 million threshold will be credited to stockholders' equity going forward.

     From February 1998 through May 1998 we accounted for the investment in PSINet using the equity method since we considered ourselves to have significant influence over PSINet based upon our level of ownership and control. We recognized losses of approximately $9.5 million during that period. In June 1998 we changed from the equity method to the cost method due to a change in the level of ownership and control. At December 31, 1998, our investment in PSINet was carried at $202.1 million and is included in non-current marketable securities in the accompanying consolidated balance sheet. The fair value of the investment as of December 31, 1998, was $211.6. The difference between the fair value of the investment and the carrying value results from losses recognized when the investment was accounted for using the equity method.

     A corresponding balance of $210.7 million is included in unearned revenue because PSINet agreed to either pay us in cash or stock an amount up to $240 million for the IRU if the shares' value was less than $240 million. The amount in unearned revenue is being recognized as IRU revenue over the 20-year life of the agreement as the capacity is delivered. Additionally, we began receiving a maintenance fee that, as the full capacity is used by PSINet, is expected to increase to approximately $11.5 million per year.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

  Investment in DCI Telecommunications, Inc. Common Stock

     In November 1998 we entered into an agreement to acquire common stock of DCI Telecommunications, Inc. ("DCI"), as consideration for payment of amounts due from on of our customers that was also a vendor of DCI. The agreement provides that DCI will issue us additional common stock if the market value of the shares does not reach $18 million by June 1, 1999. The investment in DCI is included in non-current marketable securities in the accompanying consolidated balance sheet. The fair value of the investment is equal to the carrying value due to the guarantee to receive additional shares if the price of the stock is outside a specified range.

 7. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consisted of the following at December 31, 1998 and 1997 (in thousands):


                                                           1998        1997
                                                         --------    --------

Amounts due under Revolving Credit Facility............  $200,000    $     --
9% Senior Subordinated Notes...........................   450,000          --
NTFC Credit Facility...................................    23,800          --
12 1/2% Senior Notes, net of unamortized discount of
  $6,862 in 1997.......................................       815     278,138
Capital lease obligations..............................    16,115      36,595
Other debt.............................................     2,270       6,014
                                                         --------    --------
          Total long-term debt and capital lease
            obligations................................   693,000     320,747
Less current portion...................................   (13,984)    (12,294)
                                                         --------    --------
Long-term debt and capital lease obligations...........  $679,016    $308,453
                                                         ========    ========


  Revolving Credit Facility

     In October 1998 we entered into a $600 million credit facility with a syndicate of financial institutions. The credit facility provides for: 1) a $150 million revolving loan facility (which also includes letter of credit availability of up to $20 million); 2) a term loan facility in the amount of $200 million; and 3) an uncommitted special-purpose loan facility that can be used under certain terms and conditions. Loans outstanding under the credit facility bear interest at either LIBOR or the lead commercial bank's prime rate plus applicable margins. At December 31, 1998, we selected the LIBOR option resulting in a combined interest rate of 7.75%. The facility has a five-year term and is secured by the assets of certain of our subsidiaries. In October 1998, we drew down $200 million under the facility, net of $4.2 million of transaction costs. We must comply with various financial and other covenants on an ongoing basis in addition to meeting the covenants on a pro forma basis prior to drawing additional amounts under the credit facility. Certain of the covenants become more restrictive over time. From time to time we have discussions with the commercial banks to ensure that we will remain in compliance with these covenants on a prospective basis.

  9% Senior Subordinated Notes

     In 1998 we issued $450.0 million of 9% Senior Subordinated Notes due 2008 (the "9% Notes"). In connection with the sale of the 9% Notes, we announced a tender offer to purchase for cash all of the outstanding 12 1/2% Senior Notes. The 9% Notes are general unsecured obligations and are subordinate in right of payment to all existing and future senior indebtedness and other liabilities of our subsidiaries. The indenture related to the 9% Notes requires us to comply with various financial and other covenants and restricts us from incurring certain additional indebtedness.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

  12 1/2% Senior Notes

     In a tender offer in 1998, $284.2 million (out of $285.0 million) in aggregate principal amount of the 12 1/2% Senior Notes was tendered and accepted for payment. The 12 1/2% Senior Notes indenture was amended to eliminate substantially all of its restrictive covenants and guarantees. We used approximately $342.7 million of the $435.6 million net proceeds of the 9% Notes offering to pay the tender offer price for the 12 1/2% Senior Notes. With the early extinguishment of the 12 1/2% Senior Notes a net charge of approximately $67.0 million was recorded as an extraordinary item in 1998.

  NTFC Credit Facility

     In 1997 we entered into a $28 million secured equipment financing facility with NTFC Capital Corporation. Advances borrowed under this facility bear interest at 8.85% and are due in 2003.

  Capital Leases

     We have acquired certain facilities and equipment using capital leases. The gross amount of assets recorded under capital leases at December 31, 1998 and 1997 was $41.7 million and $39.6 million, respectively. The related accumulated depreciation was $25.0 million and $17.9 million at December 31, 1998 and 1997, respectively.

     Annual maturities of long-term debt and minimum payments under capital leases for the five years subsequent to December 31, 1998, are as follows (in thousands):


                                         LONG-TERM    CAPITAL
                                           DEBT       LEASES      TOTAL
                                         ---------    -------    --------

1999...................................  $  7,870     $ 7,624    $ 15,494
2000...................................     5,600       6,177      11,777
2001...................................     5,600       3,506       9,106
2002...................................     5,600         839       6,439
2003...................................   201,400         162     201,562
Thereafter.............................   450,815          --     450,815
                                         --------     -------    --------
                                          676,885      18,308     695,193
Less amounts related to interest.......        --      (2,193)     (2,193)
                                         --------     -------    --------
                                          676,885      16,115     693,000
Less current portion...................    (7,870)     (6,114)    (13,984)
                                         --------     -------    --------
                                         $669,015     $10,001    $679,016
                                         ========     =======    ========


 8. REDEEMABLE PREFERRED STOCK

  7 1/4% Junior Convertible Preferred Stock Due 2007

     In 1997 we issued $100 million (1,000,000 shares) of 7 1/4% Junior Convertible Preferred Stock Due 2007. The 7 1/4% Convertible Preferred Stock is convertible at the option of the holder into shares of common stock at a conversion rate of 4.263 shares of common stock for each share of 7 1/4% Convertible Preferred Stock. On March 31, 2007, the 7 1/4% Convertible Preferred Stock must be redeemed at a price equal to the liquidation preference ($100 per share) plus accrued and unpaid dividends. Because it is mandatorily redeemable, it is not included in stockholders' equity. Dividends payable on or before March 31, 1999 are payable in either cash or additional shares of 7 1/4% Convertible Preferred Stock. Thereafter, dividends will accrue at 8 3/4% if we elect to pay the dividend through the issuance of additional shares of 7 1/4% Convertible Preferred Stock. The difference

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

between the carrying value of the 7 1/4% Convertible Preferred Stock and its redemption value is being accreted to additional paid-in-capital through the mandatory redemption date; the accretion is included in dividends applicable to preferred stock.

  12 1/2% Junior Exchangeable Preferred Stock Due 2009

     In 1997 we issued $300 million (300,000 shares) of 12 1/2% Junior Exchangeable Preferred Stock Due 2009. We may elect to exchange all of the 12 1/2% Exchangeable Preferred Stock for 12 1/2% Subordinated Exchange Debentures Due 2009 ("Exchange Debentures"). The exchange would be made based on a principle amount equal to the liquidation preference of the 12 1/2% Exchangeable Preferred Stock at the time of the exchange. If exchanged, the Exchange Debentures will bear interest at the rate of 12 1/2%. The Exchange Debentures would be general unsecured obligations and would be subordinated in right of payment to all existing and future senior indebtedness. On August 15, 2009, the 12 1/2% Exchangeable Preferred Stock must be redeemed at a price equal to its liquidation preference ($1,000 a share) plus accrued and unpaid dividends. Because it is mandatorily redeemable, it not included in stockholders' equity. Dividends on the 12 1/2% Exchangeable Preferred Stock accrue at 12 1/2% of the liquidation preference (including unpaid dividends) and are payable quarterly in arrears. Dividends payable prior to or on February 15, 2001, may be paid in either cash or additional shares of 12 1/2% Exchangeable Preferred Stock. After February 15, 2001, dividends on the 12 1/2% Exchangeable Preferred Stock may be paid only in cash. The difference between the carrying value and the redemption value of the 12 1/2% Exchangeable Preferred Stock is being accreted to additional paid-in-capital through the mandatory redemption date; the accretion is included in dividends applicable to preferred stock.

 9. STOCKHOLDERS' EQUITY

  Common Stock

     During 1996, we issued 6,440,000 shares of common stock in an initial public offering and a private placement, resulting in net proceeds of $94.1 million. At December 31, 1998, we had reserved common shares for future issuance as follows:



Shares reserved for issuance under stock option plans.......   6,420,137
7 1/4% Convertible Preferred Stock..........................   4,580,594
6 3/4% Cumulative Convertible Preferred Stock...............   2,134,377
                                                              ----------
          Total.............................................  13,135,108
                                                              ==========


  Stockholder Rights Plan

     In September 1998 the Board of Directors declared a dividend of one Preferred Share Purchase Right (a "Right") on each outstanding share of its Common Stock. Each Right entitles the holder to buy one one-thousandth of a share of new Series A Junior Participating Preferred Stock at an exercise price of $210.00 per Right. The Rights will be exercisable if a person or group acquires 20% or more of the common stock (or if a stockholder currently holding more than 20% of the outstanding stock acquires any additional shares of common stock) or announces a tender offer for 20% or more of the common stock. We will be entitled to redeem the Rights at one cent per Right at any time before any such person acquires 20% or more of the outstanding common stock. Each Right will entitle its holder to purchase, at the Right's exercise price, a number of shares of common stock having a market value at that time of twice the Right's exercise price. Rights held by the 20% or more holder will become void and will not be exercisable to purchase shares at the bargain purchase price. If we are acquired after a person acquires 20% or more of our common stock, each Right will entitle its holder to purchase, at the Right's then-cu rrent exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price. The dividend

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

distribution was payable to stockholders of record on September 20, 1998. The Rights will expire on September 20, 2008.

  6 3/4% Cumulative Convertible Preferred Stock

     In 1998 we sold 155,250 shares of 6 3/4% Cumulative Convertible Preferred Stock for gross proceeds of $155.3 million. The 6 3/4% Convertible Preferred Stock can be converted at any time at the option of the holder into Common Stock. The conversion rate is 13.748 shares of common stock per share of 6 3/4% Convertible Preferred Stock. Dividends on the 6 3/4% Convertible Preferred Stock are payable quarterly in arrears in cash or common stock commencing on July 1, 1998.

  Junior Series 3 Cumulative Redeemable Preferred Stock

     In 1997 and 1998 we redeemed the Junior Series 3 Cumulative Redeemable Preferred Stock by exchanging it for shares of common stock. Holders of Junior Series 3 Cumulative Redeemable Preferred Stock received approximately 49.85 shares of common stock for each share of Junior Series 3 Cumulative Redeemable Preferred Stock.

  Stock-Based Compensation

     We adopted several stock option plans that provide for the issuance of non-qualified or incentive stock options to employees and directors. Options under these plans are generally awarded at the discretion of the Board of Directors and generally are awarded with exercise prices at least equal to the fair market value of the underlying common stock at the date of grant. Certain options granted in 1996 under one plan were granted at an exercise price less than fair market value, resulting in the recognition of additional compensation expense of $0.1 million in 1998, $0.2 million in 1997, and $0.2 million in 1996. Options generally expire after 10 years and vest over periods ranging from three to five years. In the event of a change in control, certain of the options outstanding will vest fully.

     In 1996 we adopted a phantom stock plan (the "Directors' Plan"), pursuant to which $20,000 per year of outside director's fees for certain directors is deferred and treated as if it were invested in shares of our common stock. Prior to 1998 no shares of common stock were actually purchased and the participants receive cash benefits equal to the value of the shares that they are deemed to have purchased under the Directors' Plan. Distribution of benefits generally will occur three years after the deferral. Compensation expense is determined based on the market price of the shares deemed to have been purchased and is charged to expense over the related period. In 1998, 1997 and 1996, the Company recognized $.1 million, $.1 million and $.1 million as compensation expense related to the Directors' Plan. We amended the Directors' Plan in 1998 to allow benefits to be paid in either cash or shares of common stock.

     Prior to the pooling-of-interests transaction Eclipse granted stock options to various parties from time to time. The terms and conditions of the Eclipse options, including exercise prices and option expiration periods, were set by Eclipse's board of directors. In connection with the Eclipse merger, all outstanding Eclipse options were converted into substitute options at an exchange rate of .2998 IXC option for each Eclipse option. Such substitute options provided for substantially the same terms and conditions as the original Eclipse options. Under the terms of a stock option agreement with a former officer of a subsidiary of Eclipse, a $1.1 million charge for compensation was recorded in fiscal 1997.

     We account for employee stock options under APB 25 and only make fair value disclosures for option grants. The fair value disclosures assumes that fair value for option grants was calculated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 5.6% in 1998, from 5.2% to 6.4% in 1997, and 5.3% to 6.7% in 1996; no dividend yield; volatility of .804 in

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

1998, .551 in 1997 and .523 for 1996 (for Eclipse options, fair value was calculated assuming volatility factors of .376 in 1997 and .478 in 1996); and expected option lives of 4 years.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Pro forma loss per share information is as follows (in thousands except for loss per share information):


                                               1998         1997         1996
                                             ---------    ---------    --------

Pro forma loss applicable to common
  stockholders.............................. $(237,008)   $(125,564)   $(46,791)
Pro forma basic and diluted loss per share..     (6.61)       (3.61)      (1.55)


     Stock option activity and related information for the years ended December 31, 1998, 1997, and 1996 are as follows:


                                  1998                      1997                      1996
                         ----------------------    ----------------------    ----------------------
                                       WEIGHTED                  WEIGHTED                  WEIGHTED
                                       AVERAGE                   AVERAGE                   AVERAGE
                                       EXERCISE                  EXERCISE                  EXERCISE
                          OPTIONS       PRICE       OPTIONS       PRICE       OPTIONS       PRICE
                         ----------    --------    ----------    --------    ----------    --------

Outstanding at
  beginning of year....   3,144,947     $17.12      2,018,961     $11.90      1,006,240     $11.67
Granted................   3,199,401      34.34      1,324,347      25.43      1,165,333      12.55
Exercised..............    (594,107)      8.87        (62,976)     11.22        (19,702)      3.01
Forfeited..............    (305,729)     25.01       (135,385)     24.16       (132,910)     17.02
                         ----------                ----------                ----------
Outstanding at end of
  year.................   5,444,512      22.71      3,144,947      17.12      2,018,961      11.90
                         ==========                ==========                ==========
Exercisable at end of
  year.................   1,140,334                   984,742                   525,948
                         ==========                ==========                ==========
Weighted average fair
  value of options
  granted during the
  year.................  $    21.96                $    14.67                $     7.50
                         ==========                ==========                ==========


     The following table summarizes outstanding options at December 31, 1998, by price range:


                            OUTSTANDING                       EXERCISABLE
            -------------------------------------------  ---------------------
                                WEIGHTED     WEIGHTED                 WEIGHTED
                                AVERAGE       AVERAGE                 AVERAGE
                RANGE OF        EXERCISE    CONTRACTUAL               EXERCISE
 OPTIONS    EXERCISE PRICES      PRICE         LIFE       OPTIONS      PRICE
---------   ----------------    --------    -----------  ---------    --------

  555,433   $3.01                $ 3.01         6.0        457,316     $ 3.01
  131,426   $15.38 to $26.25      15.38         6.8         76,155      15.38
2,113,408   $15.38 to $26.28      22.08         9.1        324,972      22.18
1,318,219   $26.29 to $36.88      29.54         8.5        281,891      29.03
  562,026   $36.89 to $45.00      42.17         8.8             --         --
  764,000   $45.00 to $60.00      51.46         8.6             --         --
---------                                                ---------
5,444,512   $ 3.01 to $60.00      22.71         8.4      1,140,334      15.73
=========                                                =========


10. LOSS PER SHARE

     No potentially dilutive securities were included in the basic and diluted loss per share calculation as they would have been anti-dilutive. The following table summarizes additional common shares that would, if converted, dilute earnings. The number of common shares for each item is based on the number of potentially dilutive securities outstanding as of the end of the year presented. The figures presented for the 6 3/4% Converti-

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

ble Preferred Stock and the 7 1/4% Convertible Preferred Stock assume that each preferred share was converted into 13.748 common shares and 4.263 common shares, respectively. Certain shares of common stock were held in escrow under the terms of purchase agreements related to acquisitions made during 1995 and 1996. Additionally, shares are held in escrow related to certain former owners of our Eclipse subsidiary. All shares held in escrow are excluded from the calculation of weighted average shares outstanding.


                                              1998         1997         1996
                                           ----------    ---------    ---------

7 1/4% Convertible Preferred Stock........  4,580,594    4,499,030           --
6 3/4% Convertible Preferred Stock........  2,134,377           --           --
Stock options.............................  5,444,512    3,149,947    2,018,961
Stock in escrow from acquisitions.........     26,008       26,008       26,008
Other stock in escrow.....................     93,941       93,941      187,881
                                           ----------    ---------    ---------
          Total additional common share
            equivalents................... 12,279,432    7,768,926    2,232,850
                                           ==========    =========    =========


11. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments that potentially create concentrations of credit risk consist primarily of cash equivalents and trade receivables. We place cash equivalents in quality investments with reputable financial institutions.

     We may be subject to credit risk due to concentrations of receivables from companies which are telecommunications providers, Internet service providers, and cable television companies. We perform ongoing credit evaluations of customers' financial condition and we typically do not require a significant amount of collateral.

     Revenue from Excel Communications amounted to 14%, 23%, and 25% of total revenue for each of the years ended December 31, 1998, 1997 and 1996. In 1998 the revenue was generated 11% in the long distance segment and 3% in the private line segment. In 1997 and 1996 the revenue was generated in the long distance segment only. In addition, MCIWorldCom accounted for 6.6% of 1998 revenue, all of which was private line revenue.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

12. INCOME TAXES

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities are as follows as of December 31, 1998 and 1997 (in thousands):


                                                      1998         1997
                                                    ---------    --------

DEFERRED TAX ASSETS:
  Tax credit carryforwards........................  $   4,524    $  2,068
  Net operating loss carryforwards................     22,053      37,999
  Investment in unconsolidated subsidiaries.......     42,638       9,465
  Deferred revenue................................     97,577      19,787
  Reserve for bad debts...........................     17,591       4,938
  Accrued expenses................................      3,344       3,537
                                                    ---------    --------
     Gross deferred tax assets....................    187,727      77,794
     Valuation allowances.........................   (123,331)    (56,776)
                                                    ---------    --------
  Net deferred tax asset..........................     64,396      21,018
                                                    ---------    --------
DEFERRED TAX LIABILITIES:
  Tax over book depreciation......................    (65,233)    (21,738)
  Other liability accruals........................       (917)     (1,034)
                                                    ---------    --------
  Gross deferred tax liabilities..................    (66,150)    (22,772)
                                                    ---------    --------
     Net deferred tax liabilities.................  $  (1,754)   $ (1,754)
                                                    =========    ========
AS RECORDED IN THE CONSOLIDATED BALANCE SHEETS:
  Current deferred tax assets.....................  $   4,961    $    947
  Noncurrent deferred tax liability...............     (6,715)     (2,701)
                                                    ---------    --------
          Gross deferred tax liabilities..........  $  (1,754)   $ (1,754)
                                                    =========    ========


     At December 31, 1998, we had net operating loss carryforwards of approximately $55.1 million for income tax purposes that expire through 2012. The Company has minimum tax and investment tax credit carryforwards at December 31, 1998 of approximately $3.2 million and $1.4 million, respectively. The minimum tax credits can be carried forward indefinitely. The investment tax credits expire in 2001.

     Valuation allowances were established to offset a portion of the Company's deferred tax assets at December 31, 1998 and 1997, respectively. During the years ended December 31, 1998, 1997 and 1996, the valuation allowance was increased by $66.6 million, $37.5 million and $18.5 million, respectively.

     The increase in the current tax provision in 1998 relates to deferred tax assets created by continuing operations which have not been benefitted, net operating losses attributable to the extraordinary item, and the non-qualified stock option deduction which was not benefitted. Significant components of the benefit

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

(provision) for income taxes attributable to current operations for the years ended December 31, 1998, 1997, and 1996, are as follows (in thousands):


                                                1998       1997       1996
                                              --------    -------    ------

CURRENT:
  Federal...................................  $ (7,128)   $    --    $   (5)
  State.....................................    (6,797)    (1,816)     (250)
                                              --------    -------    ------
          Total Current.....................   (13,925)    (1,816)     (255)
                                              --------    -------    ------
DEFERRED:
  Federal...................................        --        393     4,869
  State.....................................        --         64     1,266
                                              --------    -------    ------
          Total deferred....................        --        457     6,135
                                              --------    -------    ------
  Benefit (provision) for income taxes......  $(13,925)   $(1,359)   $5,880
                                              ========    =======    ======


     Reconciliations of the income tax benefit (provision) attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax benefit (provision) for the years ended December 31, 1998, 1997, and 1996, are as follows (in thousands):


                                                1998        1997        1996
                                              --------    --------    --------

Tax benefit at federal statutory rate.......  $ 28,320    $ 34,126    $ 17,260
State income tax benefit (provision)........      (292)      3,690       3,106
Tax attributes not benefitted...............   (39,699)    (37,529)    (18,491)
Resolution of tax examinations..............        --          --       3,511
Permanent and other differences.............    (2,254)     (1,646)        494
                                              --------    --------    --------
Benefit (provision) for income taxes........  $(13,925)   $ (1,359)   $  5,880
                                              ========    ========    ========


13. RELATED PARTY TRANSACTIONS

     A law firm, of which a director and stockholder is a principal, provided legal services in the amount of approximately $3.3 million in 1998, $4.3 million in 1997, and $3.5 million in 1996.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amount reported in the balance sheets for cash and cash equivalents approximates fair value.

     Accounts receivable and accounts payable: The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

     Notes receivable: The carrying amounts reported in the balance sheet for notes receivable approximate fair value because of the short-term nature of the notes and because their interest rates are comparable to current rates.

     Marketable securities: The fair values of marketable securities are based on quoted market prices and the presence of contractually guaranteed values.

     Long-term debt: The fair value of the 9% Notes is estimated at $450.6 million based on their last trading price in 1998. The carrying values of the capital lease obligations and $200 million credit facility approximate

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

fair values because the interest rates on these obligations are comparable to the interest rates that could have been obtained at the date of the balance sheet.

     Preferred stock: The fair values of the 7 1/4% Convertible Preferred Stock and the 12 1/2% Exchangeable Preferred Stock were not determined due to the impracticability of such a calculation based on their limited market and lack of an actively quoted price.

15. COMMITMENTS AND CONTINGENCIES

     From time to time we are involved in various legal proceedings, all of which have arisen in the ordinary course of business and some of which are covered by insurance. In the opinion of management, none of the claims relating to such proceedings will have a material adverse effect on our financial condition or results of operations.

     We lease certain facilities, equipment and transmission capacity under noncancellable operating leases. Future minimum annual lease payments under these lease agreements at December 31, 1998, are as follows (in thousands):

                                                             OPERATING
                                                              LEASES
                                                             ---------

1999.......................................................   $38,844
2000.......................................................    21,414
2001.......................................................    16,774
2002.......................................................    10,953
2003.......................................................     7,909
Thereafter.................................................    16,830


     Lease expense relating to facilities, equipment and transmission capacity leases, excluding amortization of fiber exchange agreements, was approximately $120.5 million, $99.1 million and $50.6 million for the years ended December 31, 1998, 1997 and 1996, respectively.

     There is a defined contribution retirement and 401(k) savings plan which covers all full-time employees with one year of service. The Company contributes 6% of eligible compensation, as defined in the plan, and matches 100% of the employee's contributions up to a maximum of 3% of the employee's compensation. Employees vest in the Company's contribution over five years. Benefit expense for 1998, 1997, and 1996 was approximately $2.8 million, $1.3 million, and $0.8 million, respectively. We also continue to operate certain defined contribution benefit plans that were operated by Eclipse prior to the merger. Contributions to these plans amounted to $68,000 and $90,000 in 1997 and 1996, respectively.

16. VALUATION AND QUALIFYING ACCOUNTS

     Activity in the allowance for doubtful accounts and service credits was as follows (in thousands):


                           BALANCE AT
                           BEGINNING   CHARGED TO                BALANCE AT
   FOR THE YEARS ENDED     OF PERIOD    REVENUE     DEDUCTIONS  END OF PERIOD
   -------------------     ----------  ----------   ----------  -------------

December 31, 1998.........  $13,119     $55,113      $51,568       $16,664
December 31, 1997.........  $ 6,407     $20,782      $14,070       $13,119
December 31, 1996.........  $ 2,842     $ 6,311      $ 2,746       $ 6,407

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

17. QUARTERLY RESULTS

     Unaudited quarterly results are as follows (in thousands except per share amounts):


                                                    THREE MONTH PERIOD ENDED
                                     -------------------------------------------------------
                                     MARCH 31,    JUNE 30,     SEPTEMBER 30,    DECEMBER 31,
                                       1998         1998           1998             1998
                                     ---------    ---------    -------------    ------------

Net operating revenue..............  $157,583     $ 155,935      $185,269         $169,781
Gross profit.......................    49,634        48,342        75,285           62,007
Net loss...........................   (17,895)     (102,507)      (15,301)         (26,753)
Basic and diluted net loss per
  share:...........................  $  (0.83)    $   (3.30)     $  (0.85)        $  (1.17)


                                                    THREE MONTH PERIOD ENDED
                                     -------------------------------------------------------
                                     MARCH 31,    JUNE 30,     SEPTEMBER 30,    DECEMBER 31,
                                       1997         1997           1997             1997
                                     ---------    ---------    -------------    ------------
Net operating revenue..............  $106,882     $ 113,812      $136,829         $164,094
Gross profit.......................    21,988        22,833        35,794           45,335
Net loss...........................   (22,498)      (27,914)      (31,172)         (17,580)
Basic and diluted net loss per
  share:...........................  $  (0.67)    $   (0.87)     $  (1.09)        $  (0.84)


18. SEGMENT REPORTING

     Our financial reporting segments are based on the way management organizes the company for making operating decisions and assessing performance. These segments are based on the different types of products we offer. The segments consist of the private line segment, the switched long distance segment, and the data/ Internet segment. The segments are separately evaluated because the products or services sold by each business unit are subject to different market forces and sales strategies. Management reviews the gross profits of each reporting segment and views the costs of the network and administrative functions as supporting all business segments. Therefore, assets (other than accounts receivable), liabilities, general and administrative expense, interest expense and income, and other expenses are not charged to any one segment. Losses from equity method subsidiaries are not charged to any one segment because those subsidiaries may have operations in multiple segments. All operating revenue shown is der ived from sales to external customers. Revenue

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

related to the sale of options in fibers that are jointly owned with other carriers are not reported in any segment. The summarized segment data for 1998, 1997, and 1996 is as follows:


                                                          SWITCHED LONG    DATA &
                                           PRIVATE LINE     DISTANCE      INTERNET   UNALLOCATED    TOTAL
                                           ------------   -------------   --------   -----------   --------
1998
Net operating revenue....................    $225,358       $414,405      $ 9,029      $19,776     $668,568
Cost of service..........................      85,800        334,109       13,391           --      433,300
                                             --------       --------      -------      -------     --------
Gross profit.............................     139,558         80,296       (4,362)      19,776      235,268
Operations and administration............                                                           144,536
Depreciation and amortization............                                                           113,586
Merger costs.............................                                                             7,955
                                                                                                   --------
Operating loss...........................                                                           (30,809)
Interest income..........................                                                            14,339
Interest expense.........................                                                           (31,683)
Equity (loss) from unconsolidated
  subsidiaries...........................                                                           (32,986)
Other, net...............................                                                               226
                                                                                                   --------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss...................................                                                          $(80,913)
                                                                                                   ========
Identifiable Assets:
Accounts Receivable......................    $ 32,780       $ 72,269      $ 2,144      $   365     $107,558
                                             ========       ========      =======      =======     ========

1997
Net operating revenue....................    $161,570       $359,288      $   759      $    --     $521,617
Cost of service..........................      72,719        319,247        3,701           --      395,667
                                             --------       --------      -------      -------     --------
Gross profit.............................      88,851         40,041       (2,942)          --      125,950
Operations and administration............                                                           102,760
Depreciation and amortization............                                                            69,139
Merger costs.............................                                                             3,591
                                                                                                   --------
Operating loss...........................                                                           (49,540)
Interest income..........................                                                             7,768
Interest expense.........................                                                           (31,702)
Equity (loss) from unconsolidated
  subsidiaries...........................                                                           (23,800)
Other, net...............................                                                                29
                                                                                                   --------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss...................................                                                          $(97,245)
                                                                                                   ========
Identifiable Assets:
Accounts Receivable......................    $ 27,925       $ 82,830      $    --      $ 1,602     $112,357
                                             ========       ========      =======      =======     ========


                            IXC COMMUNICATIONS, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998


                                                          SWITCHED LONG    DATA &
                                           PRIVATE LINE     DISTANCE      INTERNET   UNALLOCATED    TOTAL
                                           ------------   -------------   --------   -----------   --------
1996
Net operating revenue....................    $ 99,793       $182,174      $    --      $    --     $281,967
Cost of service..........................      60,129        134,752           --           --      194,881
                                             --------       --------      -------      -------     --------
Gross profit.............................      39,664         47,422           --           --       87,086
Operations and administration............                                                            71,103
Depreciation and amortization............                                                            35,927
Merger costs.............................                                                                --
                                                                                                   --------
Operating loss...........................                                                           (19,944)
Interest income..........................                                                            10,242
Interest expense.........................                                                           (37,636)
Equity (loss) from unconsolidated
  subsidiaries...........................                                                            (1,961)
Other, net...............................                                                              (200)
                                                                                                   --------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss...................................                                                          $(49,499)
                                                                                                   ========


Significantly all of the Company's revenue is generated in the United States.

19. NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Since we had no items of other comprehensive income in any of the periods presented, there was no impact from the adoption of SFAS No. 130 on reporting or display of financial information.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that derivative instruments be recorded in the balance sheet as either an asset or liability measured at its fair value. Because we have not entered into derivative financial instruments, the implementation of SFAS No. 133 will not have an impact on the results of operations or financial position.

     In April 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-5, "Reporting on the costs of Start-Up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred, and is effective for our fiscal year ended December 31, 1999. This new standard will have no material impact on our financial position or results of operations.

     In March 1998 the Accounting Standards Executive Committee issued SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard provides guidance on accounting for certain costs incurred for software developed for internal use and will be effective for our fiscal year ended December 31, 1999. Upon adoption, January 1, 1999, this standard will not have a material impact on our financial position or results of operations.

                            IXC COMMUNICATIONS, INC.

                               DECEMBER 31, 1998

20. SUBSEQUENT EVENTS

     In March 1999 we entered into an agreement with Westel whereby Westel agreed to transfer certain of its Progress share interest collateral to us as repayment of Westel's note payable to us. We gave Westel the right to repurchase such share interests no later than May 31, 1999.

     In February 1999 Marca-Tel and its primary creditor agreed to allow Marca-Tel to defer certain payments to the creditor until June 1999. The creditor was given the right to acquire up to 10% of Marca-Tel, and the creditor acquired additional shares which diluted our indirect interest to 24%.

                           IXC COMMUNICATIONS, INC.
                      MARCH 31, 1999 QUARTERLY CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                         AND NOTES THERETO (UNAUDITED)

                            IXC COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS


                                                               MARCH 31,     DECEMBER 31,
                                                                 1999            1998
                                                              -----------    ------------
                                                              (UNAUDITED)

Cash and cash equivalents...................................  $  261,741      $  264,826
Accounts and other receivables, net of allowance for
  doubtful accounts of $21,606 at March 31, 1999 and $16,664
  at December 31, 1998......................................     119,187         107,558
Current portion of notes receivable.........................       6,910          63,748
Note receivable from Westel.................................       8,671           9,421
Other current assets........................................      12,048          10,965
                                                              ----------      ----------
    Total current assets....................................     408,557         456,518
Property and equipment......................................   1,337,793       1,193,655
Less: accumulated depreciation..............................    (241,826)       (209,979)
                                                              ----------      ----------
    Property and equipment, net.............................   1,095,967         983,676
Non-current marketable securities...........................     453,165         219,880
Investments in unconsolidated subsidiaries..................      12,854           9,505
Deferred charges and other non-current assets...............      75,555          78,658
                                                              ----------      ----------
        Total assets........................................  $2,046,098      $1,748,237
                                                              ==========      ==========

     LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt and capital lease
  obligations...............................................  $   13,551      $   13,984
Accounts payable trade......................................      97,562          33,558
Accrued service cost........................................      43,973          43,177
Accrued liabilities.........................................      82,688          72,307
Current portion of unearned revenue.........................      55,547          33,640
                                                              ----------      ----------
    Total current liabilities...............................     293,321         196,666
Long-term debt and capital lease obligations, less current
  portion...................................................     676,016         679,016
Unearned revenue -- noncurrent..............................     530,317         488,395
Other noncurrent liabilities................................      80,776           8,848
7 1/4% Junior Convertible Preferred Stock; $.01 par value;
  3,000,000 shares of all classes of Preferred Stock authorized;
  1,074,500 shares issued and outstanding at March 31, 1999 and
  December 31, 1998 (aggregate liquidation preference of
  $107,450 at March 31, 1999)..............................      103,733         103,623
12 1/2% Junior Exchangeable Preferred Stock; $.01 par value;
  3,000,000 shares of all classes of Preferred Stock
  authorized; 360,356 and 349,434 shares issued and
  outstanding at March 31, 1999 and December 31, 1998
  respectively (aggregate liquidation preference of $365,976 at March 31, 1999 including accrued dividends of
  $5,620)...................................................     355,575         344,235
Stockholders' equity (deficit):
6 3/4% Cumulative Convertible Preferred Stock, $.01 par
  value; 3,000,000 shares of all classes of Preferred Stock
  authorized; 155,250 shares issued and outstanding at March 31,
  1999 and December 31, 1998 (aggregate liquidation
  preference of $155,250 at March 31, 1999).................           2               2
Common Stock, $.01 par value; 100,000,000 shares authorized;
  36,640,351  shares  issued and  outstanding  at March 31, 1999 and  36,409,709 shares issued and outstanding at December
  31, 1998..................................................         366             364
Additional paid-in capital..................................     241,374         253,429
Unrealized gain on marketable securities....................     133,195              --
Accumulated deficit.........................................    (368,577)       (326,341)
                                                              ----------      ----------
Total stockholders' equity (deficit)........................       6,360         (72,546)
                                                              ----------      ----------
        Total liabilities, redeemable preferred stock and
        stockholders' equity (deficit)......................  $2,046,098      $1,748,237
                                                              ==========      ==========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS
                                                                ENDED MARCH 31,

                                                              --------------------
                                                                1999        1998

                                                              --------    --------
                                                                  (UNAUDITED)

Net operating revenue:
  Private line service......................................  $ 70,864    $ 43,340
  Long distance switched services...........................    77,747     113,767
  Data and Internet services................................     5,175         476
  Other.....................................................     7,572          --
                                                              --------    --------
                                                               161,358     157,583

Operating expenses:
  Cost of services..........................................   104,804     107,949
  Operations and administration.............................    51,809      29,336
  Depreciation and amortization.............................    36,278      20,152
  Merger costs..............................................        55         (36)
                                                              --------    --------
     Operating loss.........................................   (31,588)        182
Interest income.............................................     5,824       1,597
Interest expense............................................   (11,017)     (6,311)
Equity (loss) from unconsolidated subsidiaries..............    (2,871)    (11,265)
Other, net..................................................        35         143
                                                              --------    --------
Loss before provision for income taxes and minority
  interest..................................................   (39,617)    (15,654)
Provision for income taxes..................................    (2,411)     (2,068)
Minority interest...........................................      (208)       (173)
                                                              --------    --------
Net loss....................................................   (42,236)    (17,895)
                                                              --------    --------
Dividends applicable to preferred stock.....................   (16,018)    (11,736)
                                                              --------    --------
Net loss applicable to common stockholders..................   (58,254)    (29,631)
                                                              --------    --------
Other comprehensive income, net of tax effect of $71,720:
Unrealized gain on marketable securities....................   133,195          --
                                                              --------    --------
Comprehensive income (loss).................................  $ 74,941    $(29,631)
                                                              ========    ========

Basic and diluted loss per share............................  $  (1.60)   $   (.83)
                                                              ========    ========
Weighted average shares outstanding.........................    36,411      35,522
                                                              ========    ========

                            See accompanying notes.


                            IXC COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                               FOR THE THREE MONTHS
                                                                  ENDED MARCH 31,

                                                              -----------------------
                                                                1999           1998
                                                              ---------      --------
                                                                    (UNAUDITED)


Net cash provided by (used in) operating activities.........  $ 114,502      $(15,379)
                                                              ---------      --------
Investing activities:
  Purchase of property and equipment........................   (108,081)      (64,585)
  Proceeds from payments of notes receivable................        750            --
  Investments in unconsolidated subsidiaries................     (6,220)       (7,880)
                                                              ---------      --------
Net cash used in investing activities.......................   (113,551)      (72,465)
                                                              ---------      --------
Financing activities:
  Proceeds from sale of 9% Senior Notes.....................         --       128,000
  Proceeds from debt and capital lease obligations..........         48         9,016
  Principal payments on debt and capital lease
     obligations............................................     (3,481)       (2,942)
  Stock option exercises....................................      3,965         1,445
  Payment of dividends on preferred stock...................     (4,568)           --
  Other financing activities................................         --          (748)
                                                              ---------      --------
Net cash provided by (used in) financing activities.........     (4,036)      134,771
                                                              ---------      --------
Net increase (decrease) in cash and cash equivalents........     (3,085)       46,927
Cash and cash equivalents at beginning of period............    264,826       155,855
                                                              ---------      --------
Cash and cash equivalents at end of period..................  $ 261,741      $202,782
                                                              =========      ========


                            See accompanying notes.
                                        35

                 IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods indicated have been included. Operating results for the three month periods ended March
31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. The accompanying unaudited Condensed Consolidated Financial Statements have been restated for all periods presented to include the operations of Eclipse Telecommunications, Inc., formerly Network Long Distance, Inc. ("Eclipse"),which was acquired on
June 3 , 1998, in a transaction accounted for as a pooling of interests. The Condensed Consolidated Balance Sheet at December 31, 1998 has been derived from the audited financial statements for the Company but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 1998. Certain amounts shown in the Company's 1998 financial statements have been reclassified to conform to the 1999 presentation.

2. MARKETABLE SECURITIES

     We own approximately 10.2 million shares of common stock of PSINet, Inc. This investment had a fair market value of approximately $435.4 million as of March 31, 1999. Of the total fair value, $240.0 million was recorded as unearned revenue because it represented the sale to PSINet of an agreement for an indefeasible right to use ("IRU") capacity on our network. We accounted for the remaining fair value of $204.9 million as an Unrealized Gain on Marketable Securities because the PSINet investment is considered to be "available- for-sale" as defined in Statement of Financial Accounting Standards #115. The change in the unrealized gain amount is included, net of tax, in Other Comprehensive Income on the accompanying condensed consolidated statement of operations.

     We own an investment in common stock of DCI Telecommunications, Inc. ("DCI"). The stock acquisition agreement under which we acquired the investment requires DCI to issue us additional cash or common stock if the market value of our shares does not reach $18 million by June 1, 1999. On April 30, 1999, trading on DCI's common stock was suspended pending resolution of certain accounting issues by DCI. The fair value of our investment is equal to its carrying value due to the guarantee to receive additional consideration if the price of the stock is outside of the specified range.

3. INCOME TAXES

     The provision for income taxes recorded during interim periods is calculated based on an estimated annual effective tax rate. For 1999, the effective tax rate is negative and includes the impact of IRU transactions anticipated to occur during the year. We have applied a valuation allowance against the deferred tax assets arising during 1999 due to uncertainty regarding their realizability.

4. COMMITMENTS AND CONTINGENCIES

     From time to time we are involved in legal proceedings arising in the ordinary course of business, some of which are covered by insurance. In the opinion of management, none of the claims relating to such proceedings will have a material adverse effect on our financial condition or results of operations.

                 IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                (UNAUDITED)

5. SEGMENT REPORTING

     Our financial reporting segments are based on the way management organizes the company for making operating decisions and assessing performance. These segments are based on the different types of products we offer. The segments consist of the private line segment, the switched long distance segment, and the data/ Internet segment. The segments are separately evaluated because the products or services sold are subject to different market forces and sales strategies. Management reviews the gross profits of each reporting segment, but views the costs of the network and administrative functions as supporting all business segments. Therefore, assets (other than accounts receivable), liabilities, general and administrative expenses, interest expense and income, and other expenses are not charged to any one segment. Losses from equity method subsidiaries are not charged to any one segment because those subsidiaries may have operations in multiple segments. All operating revenue shown is derived from sales to e xternal customers. Revenue related to the sale of options in fibers that are jointly owned with other carriers are not reported in any segment. The summarized segment data for the quarters ended March 31, 1999 and 1998 are as follows:


                                            PRIVATE   SWITCHED LONG    DATA &
                   1999                      LINE       DISTANCE      INTERNET   UNALLOCATED    TOTAL
                   ----                     -------   -------------   --------   -----------   --------

Net operating revenue.....................  $70,864     $ 77,747      $ 5,175      $7,572      $161,358
Cost of service...........................   26,104       74,329        4,371          --       104,804
                                            -------     --------      -------      ------      --------
Gross profit..............................   44,760        3,418          804       7,572        56,554
Operations and administration.............                                                       51,809
Depreciation and amortization.............                                                       36,278
Merger costs..............................                                                           55
                                                                                               --------
Operating loss............................                                                      (31,588)
Interest income...........................                                                        5,824
Interest expense..........................                                                      (11,017)
Loss from unconsolidated subsidiaries.....                                                       (2,871)
Other, net................................                                                           35
                                                                                               --------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss....................................                                                     $(39,617)
                                                                                               ========



                                            PRIVATE   SWITCHED LONG    DATA &
                   1998                      LINE       DISTANCE      INTERNET   UNALLOCATED    TOTAL
                   ----                     -------   -------------   --------   -----------   --------

Net operating revenue.....................  $43,340     $113,767      $   476      $   --      $157,583
Cost of service...........................   19,189       86,917        1,843          --       107,949
                                            -------     --------      -------      ------      --------
Gross profit..............................   24,151       26,850       (1,367)         --        49,634
Operations and administration.............                                                       29,336
Depreciation and amortization.............                                                       20,152
Merger costs..............................                                                          (36)
                                                                                               --------
Operating loss............................                                                          182
Interest income...........................                                                        1,597
Interest expense..........................                                                       (6,311)
Loss from unconsolidated subsidiaries.....                                                      (11,265)
Other, net................................                                                          143
                                                                                               --------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss....................................                                                     $(15,654)
                                                                                               ========


                 IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                (UNAUDITED)

6. SUBSEQUENT EVENTS

     On May 10, 1999, we acquired Coastal Telecom Limited Company, and other related companies under common control ("Coastal"). Coastal is a retail long distance reseller. The purchase price amounted to approximately $100 million and was paid with a combination of $62.5 million of cash, $35 million of notes payable, and stock warrants to purchase 75,000 shares of common stock. Of the $35 million of notes payable, we are obligated to pay up to $25 million in either cash or common stock by June 3, 1999. In connection with the acquisition we completed a credit agreement with a commercial bank pursuant to which our Eclipse subsidiary borrowed $27 million and used the proceeds to fund a portion of the Coastal purchase price. The credit agreement has a 3 year term, may be extended for successive one-year terms, and is subject to a borrowing base calculation based on eligible accounts receivable. Amounts outstanding thereunder bear interest at either the bank's prime rate or LIBOR plus a 2.25% margin. The credit agreement is secured by the assets of our Eclipse subsidiary, including the assets acquired in the Coastal transaction. We must comply with various financial covenants under the credit agreement, including maintaining certain minimum cash flow ratios.

     On May 11, 1999, we announced that we will begin to scale back operations in the switched wholesale business. As a result, we expect to record a non-recurring charge in the second quarter of $25-$35 million. The planned charge will include costs related to staffing reductions, termination costs, equipment write-downs and decommissioning costs. The restructuring should result in future cost savings in bad debt expense, back office support costs, access costs, off-net transmission expense and network facility and administrative costs.

7. NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that derivative instruments be recorded in the balance sheet as either an asset or liability measured at its fair value. Because we have not entered into derivative financial instruments, the implementation of SFAS No. 133 will not have an impact on the results of operations or financial position.

     In April 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-5, "Reporting on the costs of Start-Up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred, and is effective for fiscal years beginning after December 15, 1998. Adoption of this standard did not have a material impact on our financial position or results of operations.

     In March 1998 the Accounting Standards Executive Committee issued SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard provides guidance on accounting for certain costs incurred for software developed for internal use. We began following the provisions of this standard this quarter, and adoption did not have a material impact on our financial position or results of operations.

                           IXC COMMUNICATIONS, INC.
                       JUNE 30, 1999 QUARTERLY CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS
                         AND NOTES THERETO (UNAUDITED)


                           IXC COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
          (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                    ASSETS


                                                                  JUNE 30, DECEMBER 31,
                                                                    1999       1998
                                                               ----------- ------------
                                                              (UNAUDITED)

Cash and cash equivalents...................................  $   98,562     $  264,826
Accounts and other receivables, net of allowance for
  doubtful accounts of $31,047 at June 30, 1999 and $16,664
  at December 31, 1998......................................      95,662        107,558
Current portion of notes receivable.........................          --         63,748
Note receivable from Westel.................................          --          9,421
Other current assets........................................      22,752         10,965
                                                              ----------     ----------
          Total current assets..............................     216,976        456,518
Property and equipment......................................   1,523,344      1,193,655
Less: accumulated depreciation..............................    (272,054)      (209,979)
                                                              ----------     ----------
          Property and equipment, net.......................   1,251,290        983,676
Non-current marketable securities...........................     452,553        219,880
Investments in unconsolidated subsidiaries..................       8,414          9,505
Deferred charges and other non-current assets, net..........     172,260         78,658
                                                              ----------     ----------
          Total assets......................................  $2,101,493     $1,748,237
                                                              ==========     ==========

           LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current portion of long-term debt and capital lease
  obligations...............................................  $   12,804     $   13,984
Accounts payable trade......................................      97,755         33,558
Accrued service cost........................................      59,667         43,177
Accrued liabilities.........................................     116,038         72,307
Current portion of unearned revenue.........................      53,453         33,640
                                                              ----------     ----------
          Total current liabilities.........................     339,717        196,666
Long-term debt and capital lease obligations, less current
  portion...................................................     760,239        679,016
Unearned revenue -- noncurrent..............................     532,965        488,395
Other noncurrent liabilities................................      85,329          8,848
7 1/4% Junior Convertible Preferred Stock; $.01 par value;
  3,000,000 shares of all classes of Preferred Stock authorized;
  1,074,500 shares issued andoutstanding at June 30, 1999 and
  December 31, 1998 (aggregate liquidation preference of
  $107,450 at June 30, 1999)................................     103,849        103,623
12 1/2% Junior Exchangeable Preferred Stock; $.01 par value;
  3,000,000 shares of all classes of Preferred Stock authorized;
  371,618 and 349,434 shares issued and outstanding at
  June 30, 1999 and December 31, 1998 (aggregate liquidation preference of $377,413 at June 30, 1999 including accrued
  dividends of $5,806)......................................     367,263        344,235
Stockholders' deficit:
  6  3/4% Cumulative Convertible Preferred Stock, $.01 par
     value; 3,000,000 shares of all classes of Preferred
     Stock authorized; $155,250 shares issued and outstanding
     at June 30, 1999 and December 31, 1998 (aggregate liquidation
     preference of $155,250 at June 30, 1999)................          2              2
Common Stock, $.01 par value; 100,000,000 shares authorized;
     37,390,765 shares issued and outstanding at June 30, 1999
     and 36,409,709 shares issued and outstanding at
     December 31, 1998.......................................        374            364
  Additional paid-in capital.................................    253,392        253,429
  Unrealized gain on marketable securities...................    141,091             --
  Accumulated deficit........................................   (482,728)      (326,341)
                                                               ----------    ----------
  Total stockholders' deficit................................    (87,869)       (72,546)
                                                               ----------    ----------
  Total liabilities, redeemable preferred stock and
     stockholders' deficit................................... $2,101,493     $1,748,237
                                                              ==========     ==========

                            See accompanying notes.

                                    IXC COMMUNICATIONS, INC.

                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                          (UNAUDITED)


                                                    THREE MONTHS              SIX MONTHS
                                                   ENDED JUNE 30,           ENDED JUNE 30,
                                              ----------------------    ----------------------
                                                1999         1998         1999         1998
                                              ---------    ---------    ---------    ---------

Net operating revenue:
  Private line service......................  $  73,569    $  49,232    $ 144,433    $  92,572
  Long distance switched services...........     74,898      105,502      152,645      219,269
  Data and Internet services................      5,353        1,201       10,528        1,677
  Other.....................................      4,072           --       11,644           --
                                              ---------    ---------    ---------    ---------
                                                157,892      155,935      319,250      313,518
Operating expenses:
  Cost of services..........................    108,289      107,593      213,093      215,542
  Operations and administration.............     60,948       29,992      112,757       59,328
  Restructuring charges.....................     25,826           --       25,826           --
  Depreciation and amortization.............     39,565       22,636       75,843       42,788
  Merger and other infrequent costs.........         90        7,681          145        7,645
                                              ---------    ---------    ---------    ---------
          Operating loss....................    (76,826)     (11,967)    (108,414)     (11,785)
Interest income.............................      1,839        3,324        7,663        4,921
Interest expense............................     (9,092)      (8,530)     (20,109)     (14,841)
Equity (loss) from unconsolidated
  subsidiaries..............................    (13,111)     (10,754)     (15,982)     (22,019)
Other, net..................................    (12,760)          33      (12,725)         176
                                              ---------    ---------    ---------    ---------
Loss before provision for income taxes and
  minority interest.........................   (109,950)     (27,894)    (149,567)     (43,548)
Provision for income taxes..................     (3,900)      (4,551)      (6,311)      (6,619)
Minority interest...........................       (301)        (252)        (509)        (425)
                                              ---------    ---------    ---------    ---------
Loss before extraordinary loss..............   (114,151)     (32,697)    (156,387)     (50,592)
                                              ---------    ---------    ---------    ---------
Extraordinary loss, net.....................         --      (69,810)          --      (69,810)
                                              ---------    ---------    ---------    ---------
Net loss....................................   (114,151)    (102,507)    (156,387)    (120,402)
                                              ---------    ---------    ---------    ---------
Dividends applicable to preferred stock.....    (16,372)     (15,471)     (32,390)     (27,207)
                                              ---------    ---------    ---------    ---------
Net loss applicable to common
  stockholders..............................   (130,523)    (117,978)    (188,777)    (147,609)
                                              ---------    ---------    ---------    ---------
Other comprehensive income, net of tax
  of $4,252 and $75,972:

Change in unrealized gain on marketable
  securities................................      7,896           --      141,091           --
                                              ---------    ---------    ---------    ---------
Comprehensive income (loss).................  $(122,627)   $(117,978)   $ (47,686)   $(147,609)
                                              =========    =========    =========    =========
Basic and diluted loss per share:
  Before extraordinary loss.................  $   (3.53)   $   (1.35)   $   (5.14)   $   (2.18)
  Extraordinary loss........................         --        (1.95)          --        (1.96)
                                              ---------    ---------    ---------    ---------
  Net loss..................................  $   (3.53)   $   (3.30)   $   (5.14)   $   (4.14)
                                              =========    =========    =========    =========
Weighted average shares outstanding.........     36,946       35,785       36,714       35,653
                                              =========    =========    =========    =========

                            See accompanying notes.

                           IXC COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)


                                                                FOR THE SIX MONTHS
                                                                  ENDED JUNE 30,

                                                              ----------------------
                                                                1999         1998

                                                              ---------    ---------
Net cash provided by operating activities...................  $ 105,451    $  41,311
                                                              ---------    ---------
Investing activities:
  Purchase of property and equipment........................   (261,642)    (239,627)
  Proceeds from collection of notes receivable..............        750           --
  Acquisitions, net of cash acquired........................    (73,247)     (22,699)
  Investments in unconsolidated subsidiaries................     (6,220)     (12,431)
                                                              ---------    ---------
Net cash used in investing activities.......................   (340,359)    (274,757)
                                                              ---------    ---------
Financing activities:
  Proceeds from sale of 9% Senior Notes.....................         --      450,000
  Proceeds from sale of 6 3/4% Cumulative Convertible
     Preferred Stock........................................         --      147,213
  Net proceeds from issuance of debt........................     79,156           --
  Proceeds from debt and capital lease obligations..........         --       12,704
  Principal payments on debt and capital lease
     obligations............................................     (9,112)    (353,094)
  Redemption of 10% Junior Series 3 Cumulative Preferred
     Stock..................................................         --         (708)
  Stock option exercises....................................      5,116        2,842
  Payment of dividends on preferred stock...................     (6,516)      (1,948)
  Other financing activities................................         --       (3,186)
                                                              ---------    ---------
Net cash provided by financing activities...................     68,644      253,823
                                                              ---------    ---------
Effect of differing year-ends from merged entities..........         --       (1,502)
                                                              ---------    ---------
Net increase (decrease) in cash and cash equivalents........   (166,264)      18,875
Cash and cash equivalents at beginning of period............    264,826      155,855
                                                              ---------    ---------
Cash and cash equivalents at end of period..................  $  98,562    $ 174,730
                                                              =========    =========


                            See accompanying notes.

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods indicated have been included. Operating results for the three and six month periods ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. The accompanying unaudited Condensed Consolidated Financial Statements have been restated for 1998 to include the operations of Eclipse Telecommunications, Inc., formerly Network Long Distance, Inc. ("Eclipse"), which was acquired on June 3, 1998, in a transaction accounted for as a pooling of interests. The Condensed Consolidated Balance Sheet at December 31, 1998 has been derived from our audited financial statements but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended December 31, 1998. Certain amounts shown in our 1998 financial statements have been reclassified to conform to the 1999 presentation.

 2. MARKETABLE SECURITIES

    PSINET INVESTMENT

     We own approximately 10.2 million shares of common stock of PSINet, Inc. This investment had a fair market value of approximately $447.6 million as of June 30, 1999. Of the total fair value, $240.0 million was recorded as unearned revenue because it represented the sale to PSINet of an agreement for an indefeasible right to use ("IRU") capacity on our network. We accounted for the remaining fair value, net of tax, as Unrealized Gain on Marketable Securities because the PSINet investment is "available-for-sale" as defined in Statement of Financial Accounting Standards ("SFAS") No. 115. The change in the unrealized gain amount is included in Other Comprehensive Income on the accompanying condensed consolidated statement of operations.

     The accompanying balance sheet includes approximately $52.0 million representing amounts received from a financial institution in June 1999 in connection with a prepaid, forward-sale contract of 1.5 million shares of PSINet common stock. This amount is accounted for as a note payable and is secured by the 1.5 million shares of stock. The forward-sale obligation may be settled at a specified date in the second quarter of 2002 for a maximum amount of 1.5 million shares of PSINet stock, or, at our option, the equivalent value of PSINet stock in cash. We are accruing interest expense on this liability at an effective interest rate of 6.8%.

    DCI TELECOMMUNICATIONS

     In November 1998 we entered into an agreement to acquire common stock of DCI Telecommunications, Inc. ("DCI"), as consideration for payment of amounts due from one of our customers that was also a vendor of DCI. The agreement provided that DCI was to issue us additional common stock if the market value of the shares we owned did not reach $17.7 million by June 1, 1999. As of June 1, 1999, and subsequent thereto, the market value of the shares we owned was less than the $17.7 million guaranteed in the November 1998 agreement. DCI has publicly disclosed that it does not intend to issue additional shares to us. We intend to vigorously pursue the remedies to which we are entitled under the November 1998 agreement. As of June 30, 1999, we have reduced our investment in DCI as a result of these uncertainties. This writedown is included in "other, net" in the accompanying statement of operations. The investment in DCI is included in non-current marketable securities in the accompanying consolidated balance sheet.

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

 3.  INCOME TAXES

     The provision for income taxes recorded during interim periods is calculated based on an estimated annual effective tax rate. For 1999, the effective tax rate includes the impact of IRU transactions anticipated to occur during the year. We have applied a valuation allowance against the deferred tax assets arising during 1999 due to uncertainty regarding their realizability.

4.   COMMITMENTS AND CONTINGENCIES

     From time to time we are involved in legal proceedings arising in the ordinary course of business, some of which are covered by insurance. In the opinion of management, none of the claims relating to such proceedings will have a material adverse effect on our financial condition or results of operations.

 5.  SEGMENT REPORTING

     Our financial reporting segments are based on the way management organizes the company for making operating decisions and assessing performance. These segments are based on the different types of products we offer. The segments consist of the private line segment, the switched long distance segment, and the data/ Internet segment. The segments are separately evaluated because the products or services sold are subject to different market forces and sales strategies. Management reviews the gross profits of each reporting segment, but views the costs of the network and administrative functions as supporting all business segments. Therefore, assets (other than accounts receivable), liabilities, general and administrative expenses, interest expense and income, and other expenses are not charged to any one segment. Losses from equity method subsidiaries are not charged to any one segment because those subsidiaries may have operations in multiple segments. All operating revenue shown is derived from sales to e xternal customers. Revenue related to the sale of options in fibers that are jointly owned with other carriers are not reported in any segment. The summarized segment data are as follows (in thousands):


                                            PRIVATE        SWITCHED       DATA &
                                              LINE       LONG DISTANCE   INTERNET   UNALLOCATED     TOTAL
                                          ------------   -------------   --------   -----------   ---------

THREE MONTHS ENDED JUNE 30, 1999
Net operating revenue...................    $ 73,569       $ 74,898      $ 5,353      $4,072      $ 157,892
Cost of service.........................      26,130         77,310        4,849          --        108,289
                                            --------       --------      -------      ------      ---------
Gross profit............................      47,439         (2,412)         504       4,072         49,603
Operations and administration...........                                                             60,948
Restructuring charges...................                                                             25,826
Depreciation and amortization...........                                                             39,565
Merger and other infrequent costs.......                                                                 90
                                                                                                  ---------
Operating loss..........................                                                            (76,826)
Interest income.........................                                                              1,839
Interest expense........................                                                             (9,092)
Equity (loss) from unconsolidated
  subsidiaries..........................                                                            (13,111)
Other, net..............................                                                            (12,760)
                                                                                                  ---------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss..................................                                                          $(109,950)
                                                                                                  =========


                                  IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                                 (UNAUDITED)

                                            PRIVATE        SWITCHED       DATA &
                                              LINE       LONG DISTANCE   INTERNET   UNALLOCATED     TOTAL
                                          ------------   -------------   --------   -----------   ---------

THREE MONTHS ENDED JUNE 30, 1998
Net operating revenue...................    $ 49,232       $105,502      $ 1,201      $    --     $ 155,935
Cost of service.........................      22,448         82,342        2,803           --       107,593
                                            --------       --------      -------      -------     ---------
Gross profit............................      26,784         23,160       (1,602)          --        48,342
Operations and administration...........                                                             29,992
Depreciation and amortization...........                                                             22,636
Merger and other infrequent costs.......                                                              7,681
                                                                                                  ---------
Operating loss..........................                                                            (11,967)
Interest income.........................                                                              3,324
Interest expense........................                                                             (8,530)
Equity (loss) from unconsolidated
  subsidiaries..........................                                                            (10,754)
Other, net..............................                                                                 33
                                                                                                  ---------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss..................................                                                          $ (27,894)
                                                                                                  =========




                                            PRIVATE        SWITCHED       DATA &
                                              LINE       LONG DISTANCE   INTERNET   UNALLOCATED     TOTAL
                                          ------------   -------------   --------   -----------   ---------
SIX MONTHS ENDED JUNE 30, 1999
Net operating revenue...................    $144,433       $152,645      $10,528      $11,644     $ 319,250
Cost of service.........................      52,233        151,639        9,221           --       213,093
                                            --------       --------      -------      -------     ---------
Gross profit............................      92,200          1,006        1,307       11,644       106,157
Operations and administration...........                                                            112,757
Restructuring charges...................                                                             25,826
Depreciation and amortization...........                                                             75,843
Merger and other infrequent costs.......                                                                145
                                                                                                  ---------
Operating loss..........................                                                           (108,414)
Interest income.........................                                                              7,663
Interest expense........................                                                            (20,109)
Equity (loss) from unconsolidated
  subsidiaries..........................                                                            (15,982)
Other, net..............................                                                            (12,725)
                                                                                                  ---------
Loss before provision for income taxes,
  minority interest, and extraordinary
  loss..................................                                                          $(149,567)
                                                                                                  =========


                                  IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                                 (UNAUDITED)

                                            PRIVATE        SWITCHED       DATA &
                                              LINE       LONG DISTANCE   INTERNET   UNALLOCATED     TOTAL
                                          ------------   -------------   --------   -----------   ---------
SIX MONTHS ENDED JUNE 30, 1998
Net operating revenue...................    $ 92,572       $219,269      $ 1,677      $    --     $ 313,518
Cost of service.........................      41,637        169,261        4,644           --       215,542
                                            --------       --------      -------      -------     ---------
Gross profit............................      50,935         50,008       (2,967)          --        97,976
Operations and administration...........                                                             59,328
Depreciation and amortization...........                                                             42,788
Merger and other infrequent costs.......                                                              7,645
                                                                                                  ---------
Operating loss..........................                                                            (11,785)
Interest income.........................                                                              4,921
Interest expense........................                                                            (14,841)
Equity (loss) from unconsolidated
  subsidiaries..........................                                                            (22,019)
Other, net..............................                                                                176
                                                                                                  ---------
Loss before provision for income taxes,
  minority interest, and extraordinary

  loss..................................                                                          $ (43,548)
                                                                                                  =========


 6. ACQUISITION OF COASTAL TELECOM LIMITED COMPANY

     On May 10, 1999, we acquired Coastal Telecom Limited Company, and other related companies under common control ("Coastal"). Coastal is a retail long distance reseller. The purchase price amounted to approximately $110 million and was paid with a combination of $73.2 million of cash (including approximately $10 million paid for working capital items), $10 million of notes payable, $25.0 million of our common stock, and warrants to purchase 75,000 shares of our common stock. Assets acquired included approximately $103 million of goodwill and approximately $7 million of property and equipment. In connection with the acquisition we completed a credit agreement with a commercial bank pursuant to which Eclipse, our wholly owned subsidiary, borrowed $27 million and used the proceeds to fund a portion of the Coastal purchase price. The credit agreement has a three-year term beginning in May 1999, may be extended for successive one-year terms, and is subject to a borrowing base calculation based on eligible acco unts receivable. Amounts outstanding thereunder bear interest at either the bank's prime rate or LIBOR plus a 2.25% margin. The credit agreement is secured by the assets of Eclipse, including the assets acquired in the Coastal transaction. We must comply with various financial covenants under the credit agreement, including maintaining certain minimum cash flow ratios.

 7. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

     At December 31, 1998, we were owed $9.4 million by Westel, our partner in Progress International LLC ("Progress"). The note was secured by Westel's ownership in Progress, and repayment was due on May 31, 1999. Westel failed to make scheduled payments on the note and thereby transferred their share rights to us. As a result of that forfeiture, we now own 65.4% of Progress.

     In February 1999 Marca-Tel S.A. de C.V. and its primary creditor agreed to allow MarcaTel to defer certain payments to the creditor until June 1999. The creditor was given the right to acquire up to 10% of MarcaTel and the creditor acquired additional shares which diluted our indirect interest from 32.1% (after taking into consideration the additional share rights forfeited by Westel) to 30.5%. In June 1999 MarcaTel did not pay the creditor, and a default was declared on the loan. Management of MarcaTel, IXC and the creditor are anticipated to meet during the third quarter to attempt to work out the default provisions. However, there is no assurance that the default provisions will be waived.

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

 8.  RESTRUCTURING CHARGE

     In the second quarter of 1999, we recorded a charge of approximately $25.8 million to exit certain operations in the switched wholesale business. This charge resulted from our plan to reduce traffic, operations, and administrative headcount by exiting this under-performing business. The restructuring charge includes costs associated with workforce reduction, asset write-downs, network decommissioning costs, and fees to terminate certain lease contracts. The workforce reduction of 94 people includes both employees in the sales organization and employees contributing to network operations. These employees were notified of the workforce reduction in June 1999. All of the $2.9 million associated with the workforce reduction is expected to be paid in cash during the remainder of 1999. The costs accrued related to network decommissioning include labor, lease rentals, and other operating costs expected to be paid to decommission various network assets. We have adjusted the remaining useful lives of equipment being decommissioned to extend only to the date the asset is expected to be removed from service. All of the decommissioning costs are expected to be paid in cash within twelve months. The asset write-downs are non-cash in nature and include leasehold improvements related to facilities to be vacated and reserves for accounts receivable related to customers whose traffic we are removing from our network. We believe that collection of the identified accounts receivable is unlikely as a direct result of our decision to unilaterally terminate the affected customers' service under their contracts. The costs to terminate leases which are being abandoned are expected to be paid in cash over the next nine months. The restructuring activities are expected to be substantially complete by June 30, 2000. Activity in the accrued restructuring liability during the quarter ended June 30, 1999 is as follows (in thousands):


                                                                                   ACCRUAL
                                                         RESTRUCTURING   COSTS    BALANCE AT
                                                            CHARGE       PAID    JUNE 30, 1999
                                                         -------------   -----   -------------

Severance..............................................     $ 2,864      $249       $ 2,615
Network decommissioning................................       3,872        --         3,872
Asset write-downs......................................      12,722        --        12,722
Terminate contractual obligations and exit
  facilities...........................................       6,368         2         6,366
                                                            -------      ----       -------
          Total restructuring costs....................     $25,826      $251       $25,575
                                                            =======      ====       =======


 9.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that derivative instruments be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 is effective for all fiscal years beginning after June 15, 2000. We have not yet assessed the impact of SFAS No. 133 on our results of operations and financial position.

10.  SUBSEQUENT EVENTS

     MERGER AGREEMENT WITH CINCINNATI BELL, INC.

     On July 20, 1999, we entered into an agreement to merge with Cincinnati Bell Inc. ("CBI") at a fixed exchange ratio of 2.0976 shares of CBI common stock for each share of our common stock. Also on July 20, 1999, General Electric Pension Trust ("GEPT") entered into an agreement with CBI in which CBI agreed to purchase approximately 5.0 million shares of our common stock from GEPT for $50 per share. Shareholders representing approximately 40% of the outstanding shares of IXC have committed to vote in favor of the merger. The merger is expected to close near the end of 1999 and is subject to shareholder and regulatory approval.

     On July 21, July 23, and July 27, 1999, five purported stockholder class action suits were filed in the Delaware Court of Chancery against us, certain current and former members of our board of directors, and in

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

two suits, also against CBI. These complaints allege, among other things that the defendants have breached their fiduciary duties to our stockholders in establishing the merger consideration in the merger agreement with CBI. The complaints seek, among other things, a court order enjoining completion of the merger. We and CBI believe that the complaints are without merit and intend to vigorously defend against the complaints.

     PSINET STOCK SALE

     In July 1999 we received $59.8 million from a financial institution in connection with a prepaid, forward-sale contract of an additional 1.5 million shares of PSINet common stock. This amount is accounted for as a note payable and is secured by the additional 1.5 million shares of stock. The forward-sale obligation may be settled at a specified date in the second quarter of 2002 for a maximum amount of 1.5 million shares of PSINet stock, or, at our option, the equivalent value of the PSINet stock in cash.

     BUSINESS REORGANIZATION

     In connection with the hiring of the new chief executive officer and the new chief financial officer, we are reviewing plans to streamline our operations, including reducing the number of middle-management positions and re-evaluating our information technology initiatives. A restructuring charge associated with this review is expected to be recorded during the third quarter. Although the plans are still being formulated, initial projections indicate that the amount of the charge will be at least $10 million.

                          SIGNATURE


          Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CINCINNATI BELL INC.

                            by: /s/ Thomas E. Taylor
                               -------------------------
                               Name:  Thomas E. Taylor
                               Title: General Counsel and
                                      Secretary


Date: November 8, 1999